EXHIBIT 10.8

RHYTHM PHARMACEUTICALS, INC. REQUESTS THAT THE MARKED

PORTIONS OF THIS EXHIBIT BE GRANTED CONFIDENTIAL TREATMENT

UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED

EXECUTION VERSION

LICENSE AGREEMENT

BY AND BETWEEN

CAMURUS AB

AND

RHYTHM PHARMACEUTICALS, INC.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

TABLE OF CONTENTS

1	DEFINITIONS	3

2	LICENSE GRANT TO RHYTHM	12

3	DEVELOPMENT OF PRODUCT	13

4	COMMERCIALIZATION	18

5	PAYMENT OBLIGATIONS	18

6	MANUFACTURE	23

7	INTELLECTUAL PROPERTY	24

8	CONFIDENTIALITY	31

9	REPRESENTATIONS AND WARRANTIES	35

10	INDEMNIFICATION	37

11	TERM AND TERMINATION	39

12	MISCELLANEOUS PROVISIONS	42

13	RHYTHM AND CAMURUS ANNOUNCE LICENSE AGREEMENT FOR EXTENDED RELEASE FLUIDCRYSTAL SETMELANOTIDE	53

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

LICENSE AGREEMENT

This License Agreement is made as off the Effective Date (hereinafter defined) between Camurus AB, a limited liability company organized and existing under the laws of Sweden and having its principal place of business at Ideon Science Park, Sölvegatan 41, SE-223 70 Lund, Sweden (“Camurus”) and Rhythm Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware and having its principal place of business at 855 Boylston Street, 11th Floor, Boston, MA 02116 USA (“Rhythm”) (each a “Party” and collectively, the “Parties”)

WITNESSETH

WHEREAS, Camurus is the owner of all right, title and interest in and to certain patents and know-how relating to the FC Technology (as defined below) which delivers therapeutic levels of drug substance over extended periods by offering a lipid based injectable liquid solution that, within minutes after injection, forms a controlled release liquid crystal gel matrix in situ on contact with body fluids at site of injection;

WHEREAS, Rhythm has capabilities in the development, manufacture, promotion, marketing, sales and life cycle management of pharmaceutical products and is the owner of all right, title and interest in and to a drug compound known as RM-493;

WHEREAS, Rhythm wishes to obtain an exclusive world-wide license to the FC technology to formulate RM-493 and to develop, manufacture, promote, market, distribute and sell the Product (as defined below) in the Territory (as defined below); and

WHEREAS, Camurus is willing to grant such world-wide exclusive rights to Rhythm in respect of the Product upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties agree as follows:

1                                                  DEFINITIONS

1.1                                        “Adverse Events” has the meaning ascribed to it in Section 3.8.

1.2                                        “Affiliate” means, with respect to a Party, any entity or person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” or “controlled” means, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; status as a general partner in any partnership; or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity or the ability to cause the direction of the management or policies of a corporation or other entity. The Parties acknowledge that in the case of entities organized under the laws of certain countries where the maximum percentage ownership permitted by law for a foreign investor is less than fifty

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

percent (50%), such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.3                                        “Business Day” means Monday through Friday, other than holidays observed by Camurus or Rhythm.

1.4                                        “Camurus IP” means (a) the Camurus Platform IP and (b) Camurus’ interest in any Joint IP.

1.5                                        “Camurus Platform IP” means (a) all Patent Rights listed in Exhibit 1.5 and (b)  all other Intellectual Property Controlled by Camurus or any of its Affiliates during the Term hereof that covers the FC Technology.

1.6                                        “Camurus Platform Patents” has the meaning ascribed to it in Section 7.3.

1.7                                        “Camurus Trademark” means Trademarks Controlled by Camurus, including FluidCrystal® and other Trademarks described in Exhibit 1.7, that relate to the FC Technology.

1.8                                        “GCP” means Good Clinical Practices, as set forth in the ICH Harmonized Guidance on Good Clinical Practice (CPMP/ICH/135/95).

1.9                                        “GMP” means Good Manufacturing Practices, as set forth in the Rules Governing Medicinal Product in the European Union volume 4 and the equivalent requirements and/or applicable guidance in any other jurisdiction in the Territory.

1.10                                 “Clinical Trials” means human clinical trials conducted on healthy volunteers or patients to provide data supporting Regulatory Approval of such drug or label expansion of such drug,

1.11                                 CMO” means one or more Third Party contract manufacturing organization(s) that may be used to source ingredients, components, packaging materials and the like and to manufacture, package, label and quality release Rhythm’s requirements for Product for use and/or sale in the Territory, all pursuant to the Rhythm Supply Agreement.

1.12                                 “Collaboration Inventions” means all Intellectual Property conceived and reduced to practice by a Party or any of its Affiliates or by a Third Party on behalf of such Party in the course of performing activities under this Agreement or any of Rhythm’s licensees or Sub-licensees.

1.13                                 “Collaboration Product Patents” has the meaning ascribed to it in Section 7.3(b) hereof.

1.14                                 “Commercially Reasonable Efforts” means the level of effort and resources required to develop the Product in a sustained manner consistent with the efforts an international specialty pharmaceutical company of similar size and resources would typically devote to a product owned by such entity which is of similar market potential, at a similar stage in the development or life of such product, taking into account issues of safety, efficacy, product profile, the competitiveness of the

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

marketplace, the proprietary position of the product, the regulatory structure involved, profitability of the product and other relevant commercial factors.

1.15                                 “Competing Product” means any pharmaceutical product comprising [           ]*.

1.16                                 “Confidential Information” means the following, subject to the exceptions set forth in Section 8.1:

(i) the terms and conditions of this Agreement, for which each Party will be considered a Disclosing Party and a Recipient;

(ii) Know-How within Camurus IP for which Camurus will be considered the Disclosing Party and Rhythm shall be the Recipient;

(iii) Know-How within Rhythm IP for which Rhythm will be considered the Disclosing Party and Camurus shall be the Recipient; and

(iv) any other non-public information, whether or not patentable, disclosed or provided by one Party to the other Party in connection with this Agreement, including, without limitation, information regarding such Party’s strategy, business plans, objectives, research, technology, products, IP strategy, business affairs or finances including information of the type that is customarily considered to be confidential information by parties engaged in activities that are substantially similar to the activities being engaged in by the Parties under this Agreement, for which the Party making such disclosure will be considered the Disclosing Party and the receiver will be the Recipient.

1.17                                 “Control” or “Controlled” means possession by a Party of the right to grant to the other Party a license, sublicense or other right to use, of the scope provided for in this Agreement, to Intellectual Property and rights to access or cross-reference regulatory filings without violating the terms of any agreement or other arrangement with any Third Party.

1.18                                 “Development Data” means all chemistry, manufacturing and control, preclinical and clinical data including, without limitation, pharmacological, pharmacokinetic, pharmaceutical development and toxicological data, on the Product (including placebo), including any of the foregoing arising from post registration studies, that is generated at any time during the Term of this Agreement by or for either Party and their Affiliates or any of Rhythm’s licensees or sub-licensees.

1.19                                 “Development Plan” means Rhythm’s plan for pre-clinical and clinical development of the Product together with associated budget through the Ph1B PK/POC Study.  The Development Plan as in effect as of the Effective Date is attached hereto as Exhibit 1.19.  The Development Plan is subject to update in accordance with Section 3.1 hereof.

1.20                                 “Disclosing Party” means the Party which discloses Confidential Information to the other Party.

1.21                                 “Drug” means Setmelanotide (also known as RM-493) with the chemical structure described in Exhibit 1.19, and its salts.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

1.22                                 “Effective Date” means the date of the signature of the last Party to execute this Agreement.

1.23                                 “EMA” means the European Medicines Agency and/or the Committee for Human Medicinal Product or any successor agency thereof or, to the extent the mutual recognition or decentralized procedure is used for a Product in the EU, any national governmental authority having the authority to regulate the sale of medicinal of pharmaceutical products in any country in the EU.

1.24                                 “FC Technology” means (i) Camurus’ proprietary formulation technology that is referred to as FluidCrystal® injection depot technology, comprising a lipid based injectable liquid solution that, within minutes after injection, forms a controlled release liquid crystal gel matrix in situ on contact with body fluids at the site of injection, including modifications and improvements to such proprietary formulation technology, and (ii) any other controlled release lipid formulation for injection that is conceived and reduced to practice by, or on behalf of, Camurus and that incorporates any active pharmaceutical ingredient without relating specifically to the Drug, Product or Competing Product excluding for the avoidance of doubt controlled release lipid formulations for injection that are developed by a Third Party and acquired by Camurus through licensing, acquisition, merger or otherwise..

1.25                                 “First Commercial Sale” means the date on which a Product is first sold following Regulatory Approval in the Territory by Rhythm or any of its Affiliates or Sublicensees to a Third Party (other than sales by Rhythm to its Affiliates or Sublicensees) in a commercial arm’s length transaction.

1.26                                 “First Product Patent Application” means a patent application filed by Rhythm with the United States Patent and Trademark Office pursuant to Section 7.3(d) hereof that specifically claims the Product.

1.27                                 “FTE” means a full time equivalent person year equal to at least 1,650 hours per year of work carried out by an employee.

1.28                                 “FTE Costs” means the cost of FTEs at the FTE Rate.

1.29                                 “FTE Rate” means the price of a single FTE per Calendar Year. The FTE Rate shall be US$[           ]* per hour for all staff. The FTE Rate reflects the fully burdened internal costs of an FTE including all employee-related compensation, including but not limited to, salaries, wages, bonuses, benefits, profit sharing, share option grants, and any other employment costs, including travel and associated subsistence costs (but excluding travel and subsistence costs incurred in any travel) and professional dues and allocable overhead.  On the 1 January each Calendar Year, commencing with 1 January 2016, the FTE Rate will be increased by the percentage (%) increase in inflation as measured by the Swedish Consumer Price Index published by the Statistiska Centralbyrån of Sweden on each 1 January of each Calendar Year. Camurus shall provide Rhythm with the revised FTE Rate by 1 February of each Calendar Year.

1.30                                 “GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

1.31                                 “Generic Product” means a product approved under an Abbreviated New Drug Application, or ANDA, or any non-United States equivalent filing, with the Product as the reference product, that is “therapeutically equivalent” as evidenced by the assignment of any ‘A’ level therapeutic equivalence rating by the FDA, or any non-United States equivalent rating, such that the product is therapeutically equivalent to the Product, or otherwise is generally substitutable by the pharmacist for the Product when filling a prescription written for the Product without having to seek authorization to do so from the physician writing such prescription.

1.32                                 “IND” means an Investigational New Drug application (together with all subsequent submissions, supplements and amendments thereto, and any materials, documents or information referred to or relied upon thereby) filed with the FDA in conformance with applicable laws and regulations, and the equivalent thereof (or other right to commence clinical testing in humans), as applicable, in jurisdictions outside the United States.

1.33                                 “Intellectual Property” or “IP” means any Patent Rights, Trademarks, Know-How, Confidential Information, and any other intellectual property rights.

1.34                                 “Joint Invention” shall have the meaning defined in Section 7.2(c).

1.35                                 “Joint IP” means any Joint Invention and any Patent Rights claiming any Joint Invention.

1.36                                 “Joint Patents” has the meaning ascribed to it in Section 7.3 (c).

1.37                                 “JDC” means the Joint Development Committee referred to in Section 3.3.

1.38                                 “Know-How” means technical and other information which is not in the public domain, including information comprising or relating to concepts, trade secrets, data, designs, discoveries, formulae, ideas, inventions, materials, methods, models, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, clinical and non-clinical trial data, case report forms, data analyses, reports, manufacturing data or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know-How includes documents containing Know-How, including any rights including trade secrets, copyright, database or design rights protecting such Know-How. The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, and/or a development relating to the item, is not known to the public.

1.39                                 “LIBOR” has the meaning ascribed to it in Section 5.8.

1.40                                 “Licensed Field” means any and all uses including, but not limited to, the treatment, prevention or diagnosis of any disease, disorder or condition.

1.41                                 “Manufacturing Costs” means all [           ]*.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

1.42                                 “NDA” means a new drug, biologic or other application, health registration, marketing authorization application, common technical document, regulatory submission, notice of compliance or equivalent application to the FDA or other applicable Regulatory Authority (excluding local and general business licenses and permits) required to be approved before commercial sale or use of the Product as a pharmaceutical or medicinal product in any formulation or dosage form (excluding any pricing and reimbursement approvals), together with all subsequent submissions, supplements and amendments thereto.

1.43                                 “NDA Approval” means approval of an NDA by the FDA or other applicable Regulatory Authority.

1.44                                 “Net Sales” means, with respect to any Product, the gross amount invoiced by Rhythm, its Affiliates or Sublicensees to unrelated Third Party distributors or agents (in each case, who are not sublicensees), or end users in the Territory for the sale or transfer for value of the applicable Product, less deductions for: (i) trade, quantity and cash discounts and rebates actually given to and taken by customers; (ii) refunds, chargebacks and any other allowances actually paid to or taken by customers, including those granted to managed care entities; (iii) amounts separately and actually credited to customers for Product returns, credits or allowances; (iv) rebates actually paid or credited to any governmental agency (or branch thereof) or to any Third Party payor, administrator or contractee (such as those in respect of any state or federal Medicare, Medicaid or similar programs); (v) discounts mandated by, or granted to meet the requirements of, applicable state, provincial or federal law, paid or credited to a wholesaler, purchaser, Third Party or other contractee including required chargebacks and retroactive price reductions; (vi) special outbound packing, freight, shipping insurance and other transportation expenses that are separately billed to the customer or prepaid; (vii) sales, value-added, excise and turnover taxes, tariffs and duties, and other taxes directly related to the sale of the Product (but excluding net income taxes); and (viii) the actual amount of any write-offs for bad debt relating to such sales, provided when paid the amount shall be added to the Net Sales.

The amounts of any deductions taken pursuant to clauses (i)-(viii) shall be determined from books and records maintained in accordance with GAAP.  This definition of Net Sales shall be updated as needed from time to time as appropriate to reflect changes required by (i) the adoption by Rhythm, as part of its ordinary business practices, consistently applied, of accounting standards other than GAAP or as required by law, or (ii) GAAP so long as Rhythm is utilizing GAAP as its accounting standard.  Net Sales shall not include revenue received by Rhythm or any of its Affiliates from transactions with an Affiliate, where the Product in question will be resold to an independent third-party distributor or agent (in each case, who is not a Sublicensee) or end user by the Affiliate where such revenue received by the Affiliate from such resale is included in Net Sales.  Revenue received by Rhythm (or any of its Affiliates) from transactions with an Affiliate, where the Product in question is used by the Affiliate solely for such Affiliate’s internal purposes shall also be included in Net Sales at a price equal to the fair market value of such transfer(s).

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

If the Product is sold in a bundled manner with other products or services of Rhythm then all such deductions shall be fairly and equitably allocated to the Product and other products or services of Rhythm, its Affiliates and Sublicensees, such that the Product does not bear a disproportionate portion of such deductions.  The transfer of Product by Rhythm to an Affiliate or Sublicensee shall not be deemed a sale.  Net Sales shall be calculated in accordance with generally accepted accounting principles in the United States (US GAAP), consistently applied.

1.45                                 “Patent Right” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including utility applications, divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, and reissue applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications described in clauses (a) and (b), including author certificates, inventor certificates, utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (b) and (c); and (e) any similar rights, including so-called pipeline protection (where the subject matter previously disclosed was not previously patentable in a particular jurisdiction but subsequently becomes patentable subject matter in such jurisdiction), or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.46                                 “Payment Report” has the meaning ascribed to it in Section 5.7.

1.47                                 “Ph1B PK/POC Study” has the meaning ascribed to it in Section 3.6.

1.48                                 “Product(s)” means the Drug as sole active pharmaceutical ingredient formulated with the FC Technology for injection.  For clarity, Products comprised of the same active pharmaceutical ingredient and delivered by similar drug administration methods (e.g., injection, such as by pen, syringe and needle, or needle-free) for same or different duration, or different doses of the same or different formulations of the FC Technology, shall be considered the same Product.

1.49                                 “Prosecute” or “Prosecuting” means with regard to specified Patent Rights, preparing, filing, prosecuting, validating, maintaining and defending such Patent Rights, including with respect to any re-examination, reissue, revocation, interference or opposition proceedings including any appeal therefrom.  For the avoidance of doubt, “Prosecuting” excludes any infringement suits or other legal proceedings to enforce the specified Patent Rights, regardless of whether or not such proceedings involve the defense of the Patent Rights in suit.

1.50                                 “Recipient” means the Party, which receives Confidential Information from the other Party.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

1.51                                 “Regulatory Approvals” means any NDA Approvals and other approvals, licenses, registrations, or authorizations granted or issued by any Regulatory Authority necessary for the manufacture, packaging, labeling, use, storage, transport, export, import, clinical testing, promotion or sale of the Product in a country, including pricing and reimbursement approvals to the extent the applicable Regulatory Authority in such country require a pricing or reimbursement approval prior to commercialization of a Product in such country.

1.52                                 “Regulatory Authority” means any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the FDA, in any country involved in the granting or receipt as the case may be of INDs, NDAs or Regulatory Approvals.

1.53                                 “Rhythm Collaboration IP” means all Collaboration Inventions owned by Rhythm pursuant to Section 7.2, 7.3 (d) or Section 7.4, including Rhythm’s interest in any Joint IP.

1.54                                 “Rhythm IP” means the Rhythm Collaboration IP and the Rhythm Product IP.

1.55                                 “Rhythm Product IP” means (a) all Patent Rights; (b) all Know-How and all other Intellectual Property; in each of (a) and (b) that (1) are Controlled by Rhythm or any of its Affiliates as of the Effective Date or become Controlled by Rhythm or its Affiliates during the term hereof and (2) are necessary or useful to make or have made, use, offer to sell, sell, have sold, import, or otherwise exploit the Product.  Notwithstanding the foregoing, Rhythm Product IP shall not include any Rhythm Collaboration IP.

1.56                                 “Rhythm Product Patents” means all Patent Rights within Rhythm Product IP.

1.57                                 “Rhythm Supply Agreement” means supply agreement between Rhythm and CMO governing the supply of the Product to Rhythm by CMO for the Territory.

1.58                                 “Rhythm Trademarks” means any Trademark owned or registered by Rhythm or that may be granted to Rhythm in the Territory to be used on the Product in the Territory and excluding any Camurus Trademarks.

1.59                                 “Royalty Term” has the meaning ascribed to it in Section 5.3.

1.60                                 “Sublicensee” shall have the meaning defined in Section 2.3.

1.61                                 “Term” shall have the meaning defined in Section 11.1.

1.62                                 “Territory” means the entire world.

1.63                                 “Third Party” means any entity other than Camurus or Rhythm or their respective Affiliates.

1.64                                 “Trademarks” means registered trademarks and applications therefor, unregistered trade or service marks and company names in each case with any and all associated

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

goodwill and all rights or forms of protection of a similar or analogous nature including rights which protect goodwill whether arising or granted under the laws of any jurisdiction and, for purposes of this definition, trade dress.

1.65                                 “Valid Claim” means a claim of a (i) granted patent which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed or surrendered, or (ii) an unissued published patent application that has not been formally terminated, abandoned, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer and which claim has been pending no longer than the earlier of (a) the date that is ten (10) years after the earliest priority date of the earliest application in which the claim could have been presented or (b) the date that is ten (10) years after the Effective Date, wherein after such earlier date such claim is expired and not a Valid Claim until the date that such a claim is granted or accepted for grant; provided, however, that if the holding of such court or agency with respect to a patent application is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales made after the date of such reversal.

1.66                                 Interpretation.

•           Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”);

•           “Herein”, “hereby”, “hereunder”, “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word I used;

•           All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

•           Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

•           The recitals set forth at the start of this Agreement, along with the Exhibits to this Agreement, and the terms and conditions incorporated in such recital, Exhibits shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals, Exhibits and the terms and conditions incorporated in such recitals, Exhibits, provided, that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the Exhibits the terms of this Agreement shall control;

•           In the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern;

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

•           The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter;

•           Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of and to this Agreement;

•           Unless otherwise provided, all references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters or calendar years;

•           Any reference to any federal, national, state, local or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless to context requires otherwise; and

•           Wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another.

2                                                  LICENSE GRANT TO RHYTHM

2.1                                        License Grant.  Camurus hereby grants to Rhythm, and Rhythm hereby accepts, the exclusive royalty bearing license under the Camurus IP to develop, make or have made, use, sell, offer for sale, market and promote the Product in the Licensed Field in the Territory.  The exclusive rights of Rhythm granted herein are subject to the rights required for Camurus to perform its obligations and exercise its rights under this Agreement.

2.2                                        Subcontracting.  Subject to the terms of Section 2.3, Rhythm and its Affiliates shall have the right, without obtaining the written consent of Camurus, (i) to subcontract its development and manufacturing responsibilities under this Agreement (and grant any necessary sublicenses in connection therewith), and (ii) to engage contract sales organizations to supplement or complement Rhythm’s own sales force.  Rhythm shall at all times be liable for all such activities as if such activities had been undertaken by Rhythm hereunder.

2.3                                        Sublicenses.  Subject to Section 2.2 Rhythm may not grant sublicenses under the licenses granted under Section 2.1, except as follows.

(a)         Rhythm may grant sublicenses to Camurus IP as required to make and have made the Product;

(b)         Rhythm may grant sublicenses to the Camurus IP to any of its Affiliates or Third Parties to develop, make, have made, use, sell, offer for sale, market and promote the Product in the Licensed Field in the Territory, provided, that in each such case, (i) Rhythm shall be liable to Camurus as if Rhythm is exercising such sublicensed rights itself under this Agreement, (ii) the Sublicensee shall be permitted to grant further sublicenses, (iii) Rhythm shall provide upon written request by Camurus reasonable assurance that its Sublicensees are required to comply with confidentiality, indemnity, reporting, audit rights, access to Development Data, and information obligations owed by such Sublicensees to Rhythm that correspond and are no less stringent than the confidentiality, indemnity,

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

reporting, audit rights, access to Development Data, and information obligations owed by Rhythm to Camurus as set forth in this Agreement. Rhythm shall promptly provide notice to Camurus of any sublicense granted pursuant to this Section 2.3. Any person or entity that receives a sublicense or is otherwise granted the right to promote and sell the Product as permitted hereunder is a “Sublicensee”.

2.4                                        Grant Back to Camurus.  Subject to and upon the terms and conditions set forth in this Agreement, Rhythm hereby grants to Camurus, and Camurus hereby accepts, a world-wide, paid up, non-exclusive, perpetual license, with the right to sublicense, under Rhythm Collaboration IP (but excluding Rhythm’s Development Data and regulatory filings, including INDs, NDAs and Regulatory Approvals, which are addressed in Section 3.7), to develop, make or have made, use, sell, offer for sale, market and promote products that are not the Product or a Competing Product, in the Territory.  Notwithstanding anything express or implied in the foregoing provisions of this Section 2.4 to the contrary, such license by Rhythm to and/or under Rhythm Collaboration IP shall only include those portions of any Rhythm Collaboration IP that are directly related to the FC Technology and that do not include information concerning the Drug, the Product or any Competing Product or any method of making or using the same.  In the event that Camurus sublicenses any of its rights under this Section 2.4, (i) Camurus shall be liable to Rhythm as if Camurus were exercising such sublicensed rights itself under this Agreement and (ii) Camurus shall provide upon written request by Rhythm reasonable assurance that any sublicensee of Camurus’ rights under this Section 2.4 is required to comply with obligations with respect to confidentiality and indemnity owed by such sublicensee to Camurus that correspond and are no less stringent than the obligations owed by Camurus to Rhythm pursuant to this Agreement with respect to confidentiality and indemnity.

3                                                  DEVELOPMENT OF PRODUCT

3.1                                        Rhythm Development Responsibility and Diligence.  Rhythm shall have the responsibility for, and have final decision-making authority with respect to, development of the Product at its own cost and Rhythm shall in doing so at all times exercise Commercially Reasonable Efforts to develop the Product through completion of the Ph1B PK/POC Study.  If Rhythm elects to continue development of the Product following successful completion of the Ph1B PK/POC Study in accordance with Section 3.6, then Rhythm shall be deemed to have satisfied Rhythm’s obligation to use Commercially Reasonable Efforts to develop the Product.  Rhythm shall keep the JDC regularly apprised of the progress of the execution of the Development Plan(s).  Both parties recognize that, in general, the Development Plans represent projections only and may be subject to change during the development process.  Both Parties also recognize that the development of the Product is being undertaken as a bridge of Rhythm’s efforts to develop the Drug and secure its approval by Regulatory Authorities; accordingly, in the event and to the extent that the primary Drug development program suffers delays or set-backs, those events will have a corresponding effect on efforts under this Agreement with respect to the Product.  Rhythm may decide from time to time to update to the Development Plan(s) as necessary to reflect changes in the progress of development

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

for the Product.  Any proposed change to the Development Plan shall set forth a summary anticipated development activities and timelines for the Product, and propose any responsibility of Rhythm or Camurus (if any) for carrying out any such activities.  Rhythm shall also provide to Camurus draft forms of Product protocols for the purpose of obtaining comments.  Rhythm shall consider in good faith all comments provided by Camurus within the thirty (30) day period following Camurus receipt of such protocols.  Any Clinical Trials shall be conducted by Rhythm in accordance with GCP.  If Rhythm elects to continue development of the Product following successful completion of the Ph1B PK/POC Study in accordance with Section 3.6, then Rhythm shall thereafter provide Camurus within sixty (60) days after the end of every second calendar quarter, a reasonably detailed report on progress made toward the development of the Product during such preceding 6-month period, including the status of applications for regulatory approvals until such time as Rhythm becomes obligated to provide Payment Reports pursuant to Section 5.7 in the U.S. or one or more countries within the EU.  Rhythm shall be deemed to have satisfied such obligation to provide such reasonably detailed in any calendar year if Rhythm complies with its obligations under Section 3.4(d) hereof with respect to any meeting of the JDC that takes place on any date during such calendar year that is on or prior to the 60th day after the end of the second calendar quarter of such calendar year.

3.2                                        Camurus Services.  Rhythm may utilize Camurus to perform certain agreed development activities as shall be specified in a separate written agreed addendum to the Development Plan.  Rhythm shall reimburse Camurus for its costs and expenses incurred in providing such services pursuant to a budget for such costs and expenses, including FTE Costs, which shall be set forth in the addendum to the Development Plan. Such costs and expenses incurred by Camurus may be invoiced to Rhythm on a monthly basis.  Rhythm shall effect payment of all invoices to Camurus’ designated bank account within thirty (30) days after the date of Camurus’ invoice.  Camurus shall together with such invoices provide reasonable available supporting documentation of such costs and expenses (including relevant Third Party invoice and specification of hours worked by Camurus and a summary of the work performed).  Rhythm agrees not to withhold payment in respect of any Third Party costs that are within an agreed budget, although Rhythm may dispute the same.  For clarity, Camurus shall not be obliged to carry out any activities unless Rhythm has agreed to reimburse Camurus the associated costs and expenses.

3.3                                        Joint Development Committee.  Within ten (10) days of the Effective Date, the Parties shall appoint a Joint Development Committee (the “JDC”) of four (4) members.  Subject to this Section 3.3 and Section 3.4 below, the JDC shall be the primary forum for exchange of information and review of Rhythm’s progress in the development and registration of the Product and the JDC shall have the following responsibilities;

(i)                           reviewing the progress and results of Rhythm’s development efforts;

(ii)                        reviewing material amendments or updates to the Development Plan;

(iii)                     agreeing procedure for filing of Joint Patents;

(iv)                    reviewing the progress of Camurus’ technology transfer activities in respect of the Product as detailed in Section 6.2,

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(v)                      discuss publications regarding Product (such as abstract presentations at conferences, symposiums), and

(vi)                   Camurus will advise the JDC of any material issues that it is observing with respect to the characteristics of its FC Technology that are of potential utility to Rhythm in its development efforts with respect to its clinical and regulatory approach for the Product all to the extent covered by Rhythm’s license rights in Section 2.1.

3.4                                        Meetings of the JDC:

(a)         The JDC shall consist of an equal number of representatives appointed by each of Camurus and Rhythm.  Each Party may, with notice to the other, substitute any of its members serving on the JDC and may invite ad hoc non-voting members as desired.  The Parties may also, by mutual agreement, increase or decrease the number of members serving on the JDC; provided that the number of members representing each Party remains equal.  Rhythm shall have the right to appoint one of its members to be the chairperson of the JDC, whose term shall run for so long as the JDC is in existence.

(b)         The JDC shall meet as necessary but in any event no less frequently than semi-annually. Meetings of the JDC may take place by telephonic or video conference unless otherwise agreed. Minutes from the meetings of the JDC shall be kept by the Chairman of the JDC and circulated to Camurus members within a reasonable time for comments and approval.  Minutes shall not become official until approved by both Parties in writing; minutes shall be presented for approval as the first order of business at the subsequent JDC meeting, or if it is necessary to approve the minutes prior to such subsequent meeting, then the Parties shall approve the minutes within thirty (30) days of receipt thereof.

(c)          Each Party shall bear its own costs, including travel and lodging for its personnel serving on the JDC or attending meeting of the JDC.

(d)         Each Party shall submit to the JDC members ten (10) days in advance of each JDC meeting reasonably detailed progress and other reports to keep the JDC informed of the current progress and status of the conduct of its respective activities.

(e)          The quorum for JDC meetings shall be two (2) members, provided there are at least one (1) member from each of Camurus and Rhythm present.

(f)           Information that otherwise falls under the definition of Confidential Information contained in reports made pursuant to Section 3.3 or Section 3.4 will be subject to the confidentiality provisions of Section 8.

(g)          The term for the JDC shall commence on the date it is established by the Parties and continue until the Product receives regulatory approval in the United States or the EU.

3.5                                        Regulatory Filings and Approvals in the Territory.  Rhythm shall have the responsibility for, and have final decision-making authority with respect to applying for and obtaining Regulatory Approvals for each Product in the Territory

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

which applications and approvals shall be held by and in the name of Rhythm.  Camurus shall provide assistance as reasonably requested in (i) compiling an IND and NDA; (ii) providing support for meetings with Regulatory Authorities and (iii) responding to questions from the Regulatory Authorities on technical (as opposed to pricing) questions on the Product and Camurus shall be reimbursed for such work at Camurus FTE Costs and reimbursement of documented expenses.  Rhythm shall pay all user fees and other costs required to obtain and maintain such Regulatory Approvals.

3.6                                        Decision Not To Proceed After Ph1B PK/POC Clinical Trial.  Without limiting the generality of the foregoing, on a Product-by-Product basis, Rhythm shall use Commercially Reasonable Efforts to perform the development activities through the completion of the first Ph1B PK/POC Clinical Trial with the Product as set forth in the Development Plan (the “Ph1B PK/POC Study”).  Within ninety (90) days following receipt of the final report from the Ph1B PK/POC Study Rhythm shall make a determination whether or not to proceed with development.  If Rhythm elects to proceed with further development following a successful Ph1B PK/POC Study then Rhythm shall thereafter provide Camurus with the semi-annual reports described in Section 3.1 (last sentence).  If Rhythm elects to proceed with further development that constitutes re-performance of a Ph1B PK/POC Study on an alternative formulation of the Product that was the subject of an unsuccessful Ph1B PK/POC Study then Rhythm shall provide Camurus with an updated Development Plan covering subsequent development activities through the re-performance of such Ph1B PK/POC Study within sixty (60) days of the date it notifies Camurus of its decision to re-perform a Ph1B PK/POC Study.  If Rhythm elects not to proceed with any additional development then Rhythm shall notify Camurus of such decision and terminate this Agreement in accordance with Section 11.3(e).  If Rhythm fails to deliver notice to Camurus of Rhythm’s decision to proceed with development or to terminate development within the 90-day period specified above then Camurus may terminate this Agreement as set forth in Section 11.3(e). Notwithstanding anything to the contrary herein, if Rhythm has not initiated dosing in the first Phase III study with the Product within [           ]* from the completion of the Ph1B PK/POC Study then Rhythm shall be required to terminate the Agreement in accordance with Section 11.3(e) and if Rhythm fails to terminate the Agreement then Camurus may terminate this Agreement as set forth in Section 11.3(e); provided, however that where Rhythm’s failure to meet the foregoing [           ]* deadline results from any documented safety issues, manufacturing process issues, changes to legal requirements or requests from a Regulatory Authority, in each case to the extent outside Rhythm’s control, then as long as Rhythm uses commercially reasonable efforts to overcome such issues, Rhythm shall not be required to terminate the Agreement as provided above in this Section 3.6 and Camurus shall not have the right to terminate the Agreement as provided above in this Section 3.6.

3.7                                        Development Data.  To the extent permitted by law and subject to the terms and conditions set forth in this Section 3.7, Rhythm grants Camurus, its Affiliates and licensees the right to cross-reference those portions of any Development Data and regulatory filings, including INDs, NDAs and Regulatory Approvals, Controlled by Rhythm or its Affiliates that are directly related to safety and CMC aspects of the FC Technology and do not include information concerning the Drug and that have

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

been submitted to the FDA or any other applicable Regulatory Authorities, in each case only to the extent that such right to cross-reference,  is necessary or useful for Camurus’, its Affiliates’ and licensees’ regulatory filings for other products that utilize the FC Technology, provided that such other products do not consist of a Product or a Competing Product. Camurus shall provide Rhythm with at least thirty (30) days advanced written notice of the regulatory agency and division which is receiving the cross-reference filing, before Camurus or any of its Affiliates or licensees exercises any right of cross-reference as contemplated under the foregoing provisions of this paragraph.  Rhythm shall give Camurus, its Affiliates and licensees reasonable access and right to use (including the right to copy where reasonably required) to a copy of those portions of the Development Data, IND, NDA or Regulatory Approvals Controlled by Rhythm, its Affiliates or its Sublicensees that are directly related to safety and CMC aspects of the FC Technology and do not include information concerning the Drug , in each case only to the extent that such right of reasonable access and use is necessary or useful for development or regulatory filings for products that utilize the FC Technology and do not consist of a Product or a Competing Product.  Camurus shall be responsible for reimbursement to Rhythm of any costs on an hourly fee basis incurred in connection with the provision of access to any data by Rhythm pursuant to this Section 3.7, including the costs of segregating data that relates solely to the FC Technology.  Such costs shall be calculated on an hourly fee basis.

Camurus shall provide Rhythm, its Affiliates, Sublicensees with a right of cross-reference, a right of reasonable access and a right to use the development data and regulatory filings and regulatory approvals that Camurus or its Affiliates Control that are directly related to the FC Technology and that do not include information concerning any active pharmaceutical ingredient under development by Camurus or its Affiliates or licensees or sublicensees, in each case only to the extent that such right to cross-reference, such right of reasonable access and such right of use is necessary or useful for regulatory filings for the Product made or to be made by Rhythm, its Affiliates or Sublicensees. Rhythm shall provide Camurus with at least thirty (30) days advanced written notice of the regulatory agency and division which is receiving the cross-reference filing, before Rhythm or any of its Affiliates or Sublicensees exercises any right of cross-reference as contemplated under the foregoing provisions of this paragraph.  Rhythm shall be responsible for reimbursement to Camurus of any costs incurred in connection with the provision of access to any data by Camurus pursuant to this Section 3.7, including the costs of segregating data that relates solely to the FC Technology.  Such costs shall be calculated on an hourly fee basis.  It is noted that Camurus is currently negotiating sublicensing rights under its license agreement with [           ]* to [           ]* generated know-how pertaining to the FC Technology and that do not include information concerning any active pharmaceutical ingredient under development by [           ]* or its Affiliates. The Parties agree that until Camurus succeeds in securing such sublicensing rights from [           ]* under such license agreement that would permit Camurus to grant to Rhythm rights to such know-how as provided in Section 3.7, Camurus shall not sublicense or otherwise grant or provide the rights granted by Rhythm to Camurus in this Section 3.7 or Section 2.4 to [           ]* or its Affiliates.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

3.8                                        Reporting Adverse Events: Rhythm shall be responsible for reporting all adverse events (as defined in the then current edition of ICH Guidelines and any other relevant regulations or regulatory guidelines or any other safety problem of any significance, hereafter “Adverse Events”) relating to the Product to the appropriate regulatory authorities in the countries in the Territory in accordance with the appropriate laws and regulations of the relevant countries and authorities.  Rhythm shall ensure that its Affiliates and Sublicensees comply with all such reporting obligations.  In the event that Rhythm knows or acquires knowledge that any Adverse Event relating to the Product is attributable to the FC Technology and is not attributable to the Drug, then Rhythm shall provide prompt written notice of such Adverse Event to Camurus.  In addition, at each meeting of the JDC, a representative of Rhythm shall present to the JDC, and the JDC shall review, all Adverse Event relating to the Product that have occurred since the last meeting of the JDC

4                                                  COMMERCIALIZATION

4.1                                        Responsibility.  Rhythm shall have responsibility for, and final decision-making authority with respect to, commercialization of Products in the Territory at its own cost.

4.2                                        Reserved.

4.3                                        Reserved.

4.4                                        Reserved.

4.5                                        Reserved.

5                                                  PAYMENT OBLIGATIONS

5.1                                        Signing Fee.  Within the later to occur of (i) five (5) Business Days of the Effective Date and (ii) five (5) Business Days after receipt of an invoice from Camurus, Rhythm shall pay Camurus a non-refundable and non-creditable signing fee of [           ]* US Dollars (US$[           ]* payable by wire transfer of immediately available funds to an account designated in writing by Camurus.

5.2                                        Milestone Payments.  On a Product-by-Product basis, Rhythm shall pay the following non-refundable, non-creditable amounts upon the achievement of the following events, within the later to occur of (i) sixty (60) calendar days after each such event and (ii) ten (10) Business Days after receipt of an invoice from Camurus for the milestone payment due with respect to each such event:

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

MILESTONE EVENT	MILESTONE PAYMENT

Upon completion (i.e. release of first eGMP batch of Product) of tech transfer and IND support for the filing of the first IND for the Ph1B PK/POC Study but in no event later than upon filing of said IND.

US$ [ ]*.

Successful completion of the Ph1B PK/POC Study.

Successful completion shall be deemed to have occurred if, after completion of the Ph1B PK/POC Study, Rhythm pursues additional development activities in preparation for the commencement of a Phase II Study. If, after completion of the Ph1B PK/POC Study, Rhythm does not pursue development activities in preparation for the commencement of a Phase II Study, Rhythm must within 90 days from completion of the Ph1B PK/POC Study (i) treat the Ph1B PK/POC Study as successfully completed and pay the associated $[           ]* Milestone Payment to Camurus, (ii) renegotiate and agree with Camurus as to the extent of Rhythm’s obligation, if any, to have to pay the $[           ]* Milestone Payment Milestone Payment associated with successful completion of the Ph1B PK/POC Study or (iii) terminate this Agreement as set forth in Section 11.3(e). Nothing in this paragraph shall be construed as requiring that any Milestone Payment be paid or payable more than once upon the first achievement of the applicable Milestone and any renegotiated Milestone Payment under this paragraph shall be in lieu of the $[           ]* Milestone Payment payable by Rhythm to Camurus upon successful completion of the Ph1B PK/POC Study with the Product.

US$ [ ]*.

First dosing of the Product in the first Phase III Clinical Trial.	US$ [ ]*.

Filing of the first NDA for the Product in the United States.	US$ [ ]*.

First NDA Approval for the Product in the United States.	US$ [ ]*.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Filing of the first NDA for the Product in the EU.	US$ [ ]*.

First NDA Approval for the Product in the EU.	US$ [ ]*.

In no event shall any development or approval milestone payment be payable more than once for each Product and in no event shall the aggregate amount of all development and approval milestone payments payable with respect to each Product exceed US$[           ]*.

5.3                                        Royalties.

On a Product-by-Product basis, Rhythm shall pay to Camurus royalties (“Royalties”) equal to the percentages on the below annual Net Sales of Product in the Territory as described below.

Product Net Sales Tier	Royalty

For the portion of aggregate annual Net Sales of Product of less than [ ]* in the Territory	[ ]*%

For the portion of aggregate annual Net Sales of Product equal to or greater than [ ]* and less than [ ]* in the Territory	[ ]*%

For the portion of aggregate annual Net Sales of Product equal to or greater than [ ]* and less than [ ]* in the Territory	[ ]*%

For the portion of aggregate annual Net Sales of Product equal to or greater than [ ]* in the Territory	[ ]*%

Royalties shall be payable for a time period calculated on a Product-by-Product and country-by-country basis in respect of the licenses granted to Rhythm by Camurus hereunder beginning on the First Commercial Sale of such Product in such country and ending on the later of (a) [           ]* after the date of such First Commercial Sale of such Product in such country and (b) the expiration of the last to expire Valid Claim covering such Product within (i) Camurus Platform Patents or (ii) Patent Rights claiming Collaboration Inventions, in such country. The period during which Royalties are payable in respect of a Product in any country is referred to as the “Royalty Term”. Notwithstanding the foregoing, royalty rates shall be reduced by [           ]*% with respect to sales of a Product in any country of the Territory during the Royalty Term if the sale, manufacture or use of the Product in such country is not covered by any Valid Claim within (1) the Camurus Platform Patents or (2) Patent Rights covering Collaboration Inventions and in each case there is a Generic

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Product sold in such country. In no event may the Royalties set forth first above in this Section 5.3 be reduced by more than [           ]*% by application of one or more royalty reduction provisions in this Agreement.

5.4                                        Sales Milestones.  Rhythm shall pay the following non-refundable, non-creditable sales milestones upon the achievement of the following sales levels for all Products in the Territory. Payment for any such milestones shall be made within the later to occur of (i) sixty (60) calendar days after the achievement of the applicable milestone and (ii) ten (10) Business Days of receipt of appropriate original invoice from Camurus. Sales milestones will be paid in accordance with the schedule below, with each milestone paid only once and on the first occurrence of the event, as set forth below. In the event more than one sales milestone is reached in the same year, then each such milestone shall be due that year.

Product Event	Amount

When Net Sales of a Product in the Territory first exceed US$[ ]* in a calendar year	US$[ ]*

When Net Sales of a Product in the Territory first exceed US$[ ]* in a calendar year	US$[ ]*

When Net Sales of a Product in the Territory first exceed US$[ ]* in a calendar year	US$[ ]*

When Net Sales of a Product in the Territory first exceed US$[ ]* in a calendar year	US$[ ]*

In no event shall sales milestone payments be payable in excess of US$[           ]*.

5.5                                        Third Party Licenses. If Rhythm, to avoid infringement of Third Party Patent Rights in connection with the Product, to the extent such infringement relates the use of Camurus IP, obtains a license under an issued patent(s) from such Third Party in any country in the Territory to make or have made, use, offer to sell, sell, have sold, import, or otherwise exploit a Product pursuant to the licenses granted hereunder, then Royalties calculated on Net Sales of such Product in such country shall, subject to Section 5.3, be offset by [           ]* of any royalties paid by Rhythm as and when paid to such Third Party under such Third Party license. For the avoidance of doubt, payments to such Third Party that may be offset shall be limited to such payments allocable to the license of such technology (excluding, for example, any payments in respect of development services or the supply of products) and allocable to the Product (excluding, for example, other uses of such technology by Rhythm).  Rhythm shall provide Camurus with copies of the relevant terms of such license agreement with such Third Party and other material information in its possession in respect of such technology subject to Camurus undertaking confidentiality in respect of such disclosures by Rhythm.  Rhythm shall consult with Camurus prior to entering into any such license agreement and provide Camurus a reasonable opportunity to provide its views on the need or benefit to obtain such license and the financial and other terms thereof. If Rhythm exercises

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

its right in Section 5.6 to buy down Royalties, then Rhythm’s rights to offset future royalties paid to Third Parties as provided in this Section 5.5 shall cease.

5.6                                        Royalty Buy-Down. Rhythm shall have the right on a Product-by-Product basis, exercisable at any time during a period beginning on the First Commercial of the applicable Product and ending on the [           ]* anniversary thereof, to buy down the Royalties to a flat rate of [           ]* on Net Sales of such Product by making payment to Camurus of a one-time non-refundable and non-creditable amount of [           ]*. The reduced royalty rate shall apply to all Net Sales of such Product from the calendar quarter following the calendar quarter in which said lump-sum payment is received by Camurus. Any sales milestones that would otherwise become due pursuant to Section 5.4 after the calendar quarter in which said payment was received by Camurus, shall no longer be payable.

5.7                                        Royalty and Milestone Reports. Royalty payments shall be paid within sixty (60) calendar days after the first day of January, April, July and October of each year following the First Commercial Sale of a Product, and shall include a written report with respect to the preceding quarter (the “Payment Report”) stating: (a) the gross sales and number of units sold of each presentation of the Product sold by Rhythm, its Affiliates and Sublicensees in each country in the Territory; (b) Net Sales of the Product sold by Rhythm, its Affiliates and Sublicensees, during such quarter on a country-by-country basis; (c) the date of any First Commercial Sale of the Product in each country during such quarter, (d) currency exchange rates used in determining the Royalties and (e) a calculation of the amounts due to Camurus. Rhythm shall notify Camurus in writing within sixty (60) calendar days after the achievement of any milestone described in Section 5.2 or Section 5.4.

5.8                                        Payments.

(a)         All payments due under this Agreement shall be paid in immediately available funds in US Dollar to the bank account designated in writing by Camurus, as the case may be. To the extent Net Sales are accrued in currencies other than US Dollar, Net Sales shall be converted to US Dollar, as the case may be, at the average daily rate of exchange for the applicable calendar quarter as published by Financial Times (UK edition). The calculation of the average rate of exchange shall be stated in terms of US Dollar per foreign currency units.

(b)         All payments hereunder are exclusive of any taxes, fees or charges imposed by any local or national authority. In the event that Rhythm reasonably determines that any tax, duty or other levy is required to be paid or withheld on account of Royalties or other payments payable to Camurus under this Agreement, Rhythm shall make such withholding payments as required and subtract such withholding payments from the payments to be made to Camurus as set forth in this Section 5, or, if applicable, Camurus will reimburse Rhythm or its designee(s) for the amount of such required withholding payments that are not subtracted from the payments made to Camurus as set forth in this Section 5, within fifteen (15) days of notice to Camurus.  Rhythm shall provide Camurus with documentation of such withholding and payment in a manner that is satisfactory for purposes of reporting to the U.S. Internal Revenue Service.  Any withholdings paid by Rhythm shall be for the benefit of Camurus.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(c)          Any payments that are not paid within the date such payments are due under this Agreement shall bear interest at an annual rate of interest equal to the London Interbank Offered Rate (“LIBOR”), plus five (5) percentage points, calculated on the number of days such payment is delinquent.

5.9                                        Books and Records; Audit Rights. Rhythm shall keep full and true books of accounts and other records in sufficient detail so that the Royalties payable hereunder can be properly ascertained. Rhythm shall, at the request of Camurus, permit a nationally recognized independent certified public accountant selected by Camurus and reasonably acceptable to Rhythm to have access during ordinary business hours, to such books and records as may be necessary to determine the correctness of any Payment Report or payment made under this Agreement or to obtain information as to Royalties and milestones payable in case of failure to report or pay pursuant to the terms of this Agreement. The auditor shall execute a written confidentiality agreement with Rhythm and shall disclose to Camurus only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement. The auditor shall send a copy of the report to Rhythm at the same time it is sent to Camurus. Such examination shall be conducted (a) after at least thirty (30) days prior written notice from Camurus, (b) at the facility(ies) where such books and records are maintained, and (c) no more frequently than once in any calendar year or more than once with respect to a particular year. Camurus shall be responsible for expenses for the independent certified public accountant, except that Rhythm shall reimburse Camurus in full thereof if the independent accountant determines the Royalties and milestones paid by Rhythm to Camurus are less than ninety-five percent (95%) of the amount actually owed for the period of the audit.  As a condition to any sublicense granted by Rhythm hereunder, Rhythm shall ensure that Camurus has the same audit rights as those described in this Section 5.9 with respect to any such Rhythm Affiliate or Sublicensee.

6                                                  MANUFACTURE

6.1                                        Identification of CMO. Rhythm shall have responsibility for, and final decision-making authority with respect to, the manufacture of Product for non-clinical, clinical and commercial use and sale in the Territory. Rhythm, or its designated CMO as applicable, shall be EU and US GMP approved and able to manufacture according to the Regulatory Approvals in the applicable countries in the Territory.  Until the tech transfer process to Rhythm or its CMO has been successfully completed as set forth in Section 6.2, Camurus may procure such supply of Rhythm’s non-commercial requirements of Product from Camurus’ existing CMO at Camurus’ Manufacturing Cost.  In such case, the Parties shall enter into separate supply agreements governing the terms and conditions of such non-commercial supply from Camurus’ CMO to Rhythm and shall use good faith efforts to negotiate and enter into the foregoing within one hundred and twenty (120) days from the Effective Date.

6.2                                        Technology Transfer. Camurus shall use Commercially Reasonable Efforts to provide such of its manufacturing technology as may be reasonably necessary to enable Rhythm or its designated CMO to manufacture the Product for non-clinical, clinical and commercial use, and shall use Commercially Reasonable Efforts to

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

provide technical assistance to enable the use of such manufacturing technology to manufacture the Product. Prior to such technology transfer, the Parties will agree upon a technology transfer plan and corresponding budget.  Rhythm shall reimburse Camurus it’s out of pocket costs and expenses as well as Camurus’ FTE Costs incurred in providing such technology transfer and technical assistance. Camurus shall be reimbursed by Rhythm on a monthly basis, within thirty (30) days of receipt of an invoice setting forth such costs and expenses.

6.3                                        Rhythm Supply Agreement. If Rhythm uses a CMO, as soon as commercially possible Rhythm shall enter into one or more Rhythm Supply Agreements with the CMO covering the tech transfer, process development, scale-up and manufacture of Product.

7                                                  INTELLECTUAL PROPERTY

7.1                                        Trademarks.

(a)         Rhythm shall have the right to select, and shall register and maintain, at its expense, such Product Trademarks as shall be used for the promotion, marketing and sale of the Product in the Territory. Rhythm shall own such Product Trademarks and all goodwill associated therewith.

(b)         Rhythm may use the Camurus Trademark for commercialization of Product in the Territory. If Rhythm opts to use the Camurus Trademark, save to the extent Rhythm may be required to do so by a Regulatory Authority or pursuant to the requirements of a Regulatory Approval, Rhythm shall not conceal or otherwise obscure, remove or otherwise interfere with the Camurus Trademark. Rhythm shall not register or use any Trademark confusingly similar to any Camurus Trademark or any other Trademarks used by Camurus with the FC Technology. Rhythm shall ensure that each reference to and use of the Camurus Trademark in any marketing material related to Product is accompanied by an acknowledgement that the Camurus Trademark is owned by Camurus and used by Rhythm under license. Rhythm shall adhere to any reasonable requests from Camurus relating to Rhythm’s use of the Camurus Trademark.

7.2                                        Ownership of Collaboration Inventions. Subject to the terms hereof, including the licenses and other rights granted hereunder, all Collaboration Inventions shall be owned as follows:

(a)         All Collaboration Inventions, including Joint Inventions, relating specifically to [           ]*, shall be exclusively owned by Camurus.

(b)         All Collaboration Inventions, including Joint Inventions, relating specifically to [           ]*, shall be exclusively owned by Rhythm.

(c)          The ownership of Collaboration Inventions not owned by Camurus or Rhythm in accordance with Section 7.2(a) or Section 7.2(b) shall be determined with reference to inventorship under U.S. patent law.  If the Parties fail to agree with respect to inventorship, the dispute will be referred to a Third Party U.S. patent attorney acceptable to each of the Parties for Expert Determination as provided in Exhibit 7.2(c).  The Parties shall jointly own all Collaboration Inventions that are

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Joint Inventions, other than those covered in Section 7.2(a) or Section 7.2(b), and, subject to the rights granted each Party under this Agreement, each Party may use, sell, keep, license or assign its interest in Joint Inventions and otherwise undertake all activities a sole owner might undertake with respect to such Joint Inventions, without the consent of and without accounting to the other Party. “Joint Inventions” means Collaboration Inventions for which it is determined, in accordance with the patent law of the United States, that both: (i) one or more employees, consultants or agents of Camurus or any other persons obligated to assign such Collaboration Invention to Camurus; and (ii) one or more employees, consultants or agents of Rhythm or any other persons obligated to assign such Collaboration Invention to Rhythm, are inventors of such Collaboration Invention. For any Joint IP that could be the subject of an application for a Patent Right, each Party, in conjunction with such Party’s patent counsel will make an initial determination of inventorship prior to filing the application therefor to confirm that it is Joint IP. Each Party will provide information and records relevant to such determination to the other Party and such patent counsel

(d)         Subject to appropriate confidentiality undertakings, each Party shall promptly notify the other Party when it learns a Collaboration Invention has been made and promptly after the completion of invention disclosure statements for such Collaboration Invention (or, if any provisional or other patent applications are filed claiming such invention, promptly after such filing), and, to the extent a Party is granted rights hereunder in such Collaboration Invention, shall provide a copy of the same to the other Party.

(e)          For the avoidance of doubt, neither Party is granted any license rights to any intellectual property rights of the other Party, which may be required for such Party to use a Collaboration Invention, unless otherwise expressly granted herein.

(f)           Each of the Parties shall do all such acts and things and execute all such deeds and documents as may be necessary or desirable for them to perfect their rights of ownership as specified in this Section 7.2 and otherwise implement the provisions of this Section 7. Each Party shall, and shall cause its applicable Affiliates, Third Party subcontractors, and their respective employees and agents to, perform at the requesting Party’s cost all reasonable acts reasonably requested, including the execution of confirmatory deeds and assignment documents of Patent Rights as may be necessary or desirable for them to perfect their title therein in accordance with the forgoing provisions of this Section.

7.3                                        Prosecution of Patents.

(a)         Patent Prosecution of Camurus IP. Camurus shall control the Prosecution of the Patent Rights within Camurus Platform IP (“Camurus Platform Patents”) at its own cost and expense using Commercially Reasonable Efforts to Prosecute all patent applications forming part of Camurus Platform Patents to grant with Valid Claims, including conducting any necessary or desirable oral or written proceedings. Camurus shall provide Rhythm with a copy of each new draft application and replies to substantive office actions within the Camurus Platform Patents (including, for clarity, divisional and continuation applications), and shall keep Rhythm informed of all material developments in relation to Camurus

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Platform Patents and shall provide Rhythm with copies of relevant documents related to the Prosecution of Camurus Platform Patents in the United States and EU and any PCT application. Camurus shall provide relevant documents related to the Prosecution of the Camurus Platform Patents in all other countries in the Territory upon request from Rhythm. In the event that, having filed, Camurus declines to further Prosecute any Camurus Platform Patents in any country of the Territory, Camurus shall provide Rhythm with written notice thereof. Such notice shall be given at least sixty (60) days prior to the expiration of any official substantive deadline relating to such activities. In any such circumstances and provided that no earlier licensee of Camurus has assumed the right to Prosecute such Camurus Platform Patents Rhythm shall have the right to decide that Rhythm should continue to Prosecute such Camurus Platform Patents owned by Camurus at Rhythm’s expense and in such case Rhythm shall give written notice to Camurus; provided that if Camurus’ decision to decline to further Prosecute any pending Camurus Platform Patents is as a result of the withdrawal of an unpublished patent application and the reason for such withdrawal was to enable the filing of another patent application claiming the same inventions, Rhythm shall not have the right to decide that Rhythm should continue to Prosecute the withdrawn unpublished patent application. Camurus shall upon receipt of any such notice from Rhythm transfer to Rhythm copies of all of its files relating to the relevant Camurus Platform Patents and at Rhythm’s reasonable cost and expense execute any documents to otherwise transfer control of such Prosecution to Rhythm. Camurus shall remain the owner of such Camurus Platform Patents and Rhythm shall provide Camurus the same information and rights required under this Section 7.3(a) to be provided Rhythm concerning the Prosecution of such Camurus Platform Patents. Rhythm may deduct the prosecution costs with respect to such Camurus Platform Patents from the royalties payable to Camurus under this Agreement. This Section 7.3 (a) shall apply mutatis mutandis to Patent Rights within Collaboration Inventions solely owned by Camurus pursuant to Section 7.4.

(b)         Patent Prosecution of Collaboration Product Patents and Rhythm Product Patents in the Territory. Rhythm shall control the Prosecution of (i) the Patent Rights to any and all Collaboration Inventions owned by Rhythm pursuant to Section 7.2(b), Section 7.2(c) if solely owned by Rhythm or Section 7.4 (jointly “Collaboration Product Patents”), and (ii) the Rhythm Product Patents, in the Territory at Rhythm’s expense using Commercially Reasonable Efforts to Prosecute all patent applications forming part of the Collaboration Product Patents to grant with Valid Claims, including conducting any necessary or desirable claims or oral or written proceedings. With respect to the Collaboration Product Patents, Rhythm shall provide Camurus the same information and rights required under Section 7.3(a) to be provided Rhythm concerning the Prosecution of the Camurus Platform Patents. In the event that, having filed, Rhythm declines to further Prosecute any Collaboration Product Patents in any country in the Territory, Rhythm shall provide Camurus with written notice thereof.  Such notice shall be given at least sixty (60) days prior to the expiration of any official substantive deadline relating to such activities. In any such circumstances Camurus shall have the right to decide that Camurus should continue to Prosecute such Collaboration Product Patents at Camurus’ expense and in such case Camurus shall give written notice to Rhythm. Rhythm shall upon receipt of any

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

such notice from Camurus transfer to Camurus all of its files relating to the relevant Collaboration Product Patents and at Camurus’ reasonable cost and expense execute any documents to otherwise transfer control of such Prosecution to Camurus.  Rhythm shall remain the owner of such Collaboration Product Patents and Camurus shall provide Rhythm the same information and rights required to be provided Camurus under this Section 7.3(b) concerning the Prosecution of such Collaboration Product Patents.

(c)          Joint Patents. With respect to the Prosecution of patent applications claiming Joint Inventions subject to Section 7.2(c) (“Joint Patents”), Rhythm shall have the right to take such actions as are necessary or appropriate to Prosecute Joint Patents at its sole expense; provided, that all such patent applications and patents shall be owned jointly. Rhythm shall furnish Camurus with copies of such Joint Patents and other related correspondence relating to such Joint Inventions to and from patent offices throughout the Territory and permit Camurus to offer its comments thereon before Rhythm makes a submission to a patent office. Rhythm shall inform Camurus of the countries in which it intends to file patent applications. Camurus shall offer its comments promptly, including any request that the patents be filed in additional countries; provided, that Rhythm shall determine the appropriate action after considering in good faith any comments or requests from Camurus, and further provided that in the event that delay would jeopardize any potential patent right, Rhythm shall have the right to proceed without awaiting Camurus’ comments. If Rhythm determines in its sole discretion not to Prosecute any patent or patent application within the Joint Patents in any country, and provided that no other patent applications or patents claiming the same or similar subject matter are then pending or issued in that same country, then Rhythm shall provide Camurus with sixty (60) days prior written notice (or such shorter time period that would permit Camurus a reasonable opportunity to respond in a timely manner) of such determination and Camurus shall have the right and opportunity to Prosecute such patent application or patent on behalf of the Parties at Camurus’ sole cost and expense. Camurus shall provide Rhythm the same information and rights required under this Section 7.3(c) to be provided Camurus concerning the Prosecution of such Joint Patents.

(d)         As promptly as practicable after the Effective Date (but in no event later than one hundred and twenty (120) days after the Effective Date), Rhythm shall file a patent application with the United States Patent and Trademark Office [           ]*.  Camurus shall provide Rhythm with such information and/or invention disclosures reasonably requested by Rhythm, and shall otherwise cooperate with all reasonable requests made by Rhythm, in connection with the preparation, filing and prosecution of such patent application.  Notwithstanding anything express or implied anywhere else in this Agreement, all of the inventions claimed in such patent application (other than those of such inventions that are already owned solely by Rhythm as of the Effective Date) shall be deemed and treated, for all purposes of this Agreement, as Collaboration Inventions that are owned solely by Rhythm pursuant to Section 7.2(b) hereof.  For clarity, such patent application and all other Patent Rights related to those inventions that are deemed and treated, for all purposes of this Agreement, as Collaboration Inventions shall be deemed and treated as Collaboration Product Patents for all purposes of this Agreement and be subject inter alia to Section 7.3 (b).

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(e)          Each Party shall at the expense of the requesting Party execute such documents and take such other actions as may be reasonably requested by the other Party in conjunction with prosecution of patents pursuant to this Section 7.3.

7.4                                        Camurus Platform Patents and Collaboration Product Patents.  If, after the Effective Date, any Collaboration Invention relates both to [           ]*, on the one hand, and [           ]*, on the other hand, and patent claims can be made based on the same data, Patent Right or study result, where appropriate Camurus shall, in consultation with Rhythm, file separate patent applications on the same day to any aspect relating to [           ]*, on the one hand, and [           ]*, on the other hand, separately. Any such applications relating specifically to [           ]* shall become part of the Rhythm Collaboration IP and, therefore, shall be exclusively owned by Rhythm, and any such applications relating to [           ]* shall become part of Camurus Platform IP hereunder and, therefore, shall be exclusively owned by Camurus.  In the event that the provisions of this Section 7.4 are applicable to any Collaboration Invention, the provisions of this Section 7.4 shall be applied to such Collaboration Invention before the provisions of any of Section 7.2(a) or Section 7.2(b) are given effect with respect to such Collaboration Invention.

7.5                                        Employee Assignment. Each Party shall ensure that any employee of that Party involved in the performance of this Agreement shall be employed on legally binding written terms which require the assignment of all Patent Rights and Know-How resulting from work carried out by that employee to the employing Party. Each Party shall be responsible for all payments to its employees or others in respect of obtaining rights to any such Patent Rights and Know-How.

7.6                                        Patent Term Extensions. For all patents within any Patent Rights relating to or claiming a Product for which NDA Approval has been obtained, the Parties shall use reasonable efforts, in each country where NDA Approval for a Product has been obtained and the law of such country permits application for a patent term extension (or any supplementary certificate), to apply for a patent term extension (or any supplementary certificate) for one or more selected patent within such Patent Rights chosen at Rhythm’s reasonable discretion with respect to the Territory. Each Party agrees to cooperate with the other Party in the exercise of the authorizations granted under this Section, and to execute such documents and take such additional action as the other Party may reasonably request in connection therewith.

7.7                                        Third Party Intellectual Property. Each Party shall bring to the attention of the other Party all information regarding potential infringement or misappropriation of Third Party Patent Rights as a result of the manufacture, use, importation, offer for sale, or sale of Product in the Territory.  The Parties shall discuss such information and decide how to handle the matter.  This Section 7.7 shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party Intellectual Property rights beyond what is customary for the industry.

7.8                                        Third Party Infringement.  In the case where either Party believes that the development, manufacture, use or sale of the Product or a Competing Product by a Third Party in the Licensed Field infringes any Camurus Platform Patents, any other Patent Rights licensed by Camurus to Rhythm pursuant to this Agreement,

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

any other Collaboration Product Patents covering the Product (including any method of making or using the same) or the Joint Patents (each, an “Infringing Activity”), such Party shall disclose full details of the potential infringement to the other Party.  In addition, if either Party believes that development, manufacture, use or sale of the Product or a Competing Product by a Third Party in the Licensed Field infringes any other Patent Rights covering the Product, such Party shall disclose full details of the potential infringement to the other Party. The right to prosecute Infringing Activity pursuant to this Agreement is set out in either Section 7.9 or Section 7.10, as applicable.  If the Parties fail to agree with respect to whether an Infringing Activity is subject to Section 7.9 or Section 7.10, the dispute will be referred to a Third Party U.S. patent attorney acceptable to each of the Parties for Expert Determination as provided in Exhibit 7.2(c).  For the avoidance of doubt, it is understood and agreed that in this section 7.8 and in Section 7.9, Patent Rights claiming the Product do not include Rhythm Product Patents or any other Patent Rights owned or Controlled by Rhythm (other than Collaboration Product Patents).

7.9                                        Enforcement with respect to Collaboration Product Patents and Joint Patents.  Where an infringement of (x) any Patent Rights specifically claiming the Product (including any method of making or using the same) or (y) any Joint Patents by an Infringing Activity occurs in one or more countries of the Territory, Rhythm shall have the first right to, but shall not be obliged to, at its own cost and expense enforce the same in accordance with the below subparagraphs (i) to (iii).

(i) Rhythm shall have sole conduct of the claim and any proceedings including any counterclaim for invalidity or unenforceability or any declaratory judgment action and including the right to settle. Where Rhythm decides to commence proceedings in relation to any such Patent Rights claiming specifically the Product (including any method of making or using the same) or any Joint Patents it shall be entitled to require Camurus to join Rhythm as co-plaintiff and Camurus shall have the right to join as co-plaintiff.  In such case Camurus shall provide all necessary assistance to Rhythm in relation to any such proceeding and Rhythm shall on demand by Camurus pay or promptly reimburse Camurus for the costs of such activity unless Camurus elects to be separately represented (which shall be at Camurus’ discretion), in which case such separate representation shall be at Camurus’ cost and expense;

(ii) if Rhythm succeeds in any such infringement proceedings whether at trial or by way of settlement, the proceeds of any award or damages or settlement in respect of such infringement proceedings shall first be applied to reimburse (a) an amount equal to Rhythm’ costs of taking the proceedings and (b) an amount equal Camurus’ costs, with the remainder being retained by Rhythm less [           ]* per cent [           ]* thereof, which amount shall be paid to Camurus;

(iii) if Rhythm fails to take any such proceedings in respect of any such Patent Rights claiming specifically the Product (including any method of making or using the same) or any Joint Patents in the Territory, Camurus may give Rhythm written notice requesting Rhythm to take such proceedings within thirty (30) days of the date of notice and if Rhythm fails to take such action within said period, Camurus shall, subject to the prior written consent of Rhythm, be entitled to do so at its own cost and expense.  If Rhythm gives such consent then Camurus shall be entitled to

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

require Rhythm to join Camurus as co-plaintiff and Rhythm shall have the right to join as co-plaintiff.  In such case, Rhythm shall provide all necessary assistance to Camurus in relation to such proceedings and Camurus shall on demand by Rhythm pay or promptly reimburse Rhythm for the costs of such activity, unless Rhythm elects to be separately represented (which shall be at Rhythm’ discretion), in which case such separate representation shall be at Rhythm’s cost and expense.  If Camurus succeeds in any such proceedings, the proceeds of any award or damages or settlement in respect of such proceedings shall first be applied to reimburse (a) an amount equal to Camurus’ costs of taking the proceedings and (b) an amount equal Rhythm’ costs referred to in this Section 7.9(iii), with the remainder being retained by Camurus, less [           ]* per cent [           ]* thereof, which amount shall be paid to Rhythm. Camurus shall not enter into a settlement, consent judgment or other voluntary final disposition of an action or claim or counterclaim under this Section 7.9 without the prior written approval of Rhythm, such consent not to be unreasonably withheld. For the avoidance of doubt, it is understood and agreed that in this Section 7.9, Patent Rights specifically claiming the Product (including any method of making or using the same) do not include Rhythm Product Patents or any other Patent Rights owned or Controlled by Rhythm (other than Collaboration Product Patents).

7.10                                 Enforcement with respect to Camurus Platform Patents.  Where an infringement of Camurus Platform Patents not specifically claiming the Product (including any method of making or using the same) by an Infringing Activity is occurring in one or more countries of the Territory, Camurus shall have the right, but shall not be obliged, at its own cost and expense to enforce the same.  Camurus shall be entitled to require Rhythm to join Camurus as co-plaintiff. In such case Rhythm shall provide all necessary assistance to Camurus in relation to any such proceeding and Camurus shall on demand by Rhythm pay or promptly reimburse Rhythm for the costs of such activity.  If Camurus succeeds in any such infringement proceedings whether at trial or by way of settlement, the proceeds of any award or damages or settlement in respect of such infringement proceedings shall first be applied to reimburse (a) an amount equal to Camurus’ costs of taking the proceedings and (b) an amount equal Rhythm’s costs, if any, with the remainder being retained by Camurus less [           ]* per cent [           ]* thereof, which amount shall be paid to Rhythm.  Camurus shall have the sole right to settle such proceedings, provided that such settlement does not include a license or covenant not to sue under the Camurus Platform IP or causes Rhythm to incur any losses in which case Rhythm’s consent to the terms of such license shall be required, such consent not to be unreasonably withheld, conditioned or delayed. If Camurus elects not to enforce any such Camurus Platform Patents, then Rhythm shall have the right, but shall not be obliged, at its own cost and expense to do so in accordance with the following, subject to the prior written consent of Camurus.  If Camurus gives such consent, then the following procedures shall apply in these circumstances:

(i) Where Rhythm has requested and been granted approval by Camurus to commence proceedings in relation to any such Camurus Platform Patents not specifically claiming the Product (including any method of making or using the same), Rhythm shall be entitled to require Camurus to join Rhythm as co-plaintiff and Camurus shall have the right to join as co-plaintiff.  In such case Camurus shall provide all necessary assistance to Rhythm in relation to any such proceeding and

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Rhythm shall on demand by Camurus pay or promptly reimburse Camurus for the costs of such activity unless Camurus elects to be separately represented (which shall be at Camurus’ discretion), in which case such separate representation shall be at Camurus’ cost and expense;

(ii) if Rhythm succeeds in any such infringement proceedings whether at trial or by way of settlement, the proceeds of any award or damages or settlement in respect of such infringement proceedings shall first be applied to reimburse (a) an amount equal to Rhythm’ costs of taking the proceedings and (b) an amount equal to Camurus’ costs referred in this Section 7.10, with the remainder being retained by Rhythm less [           ]* per cent [           ]* thereof, which amount shall be paid to Camurus;

(iii) Rhythm shall not enter into a settlement, consent judgment or other voluntary final disposition of an action or claim or counterclaim under this Section 7.10 without the prior written approval of Camurus, such consent not to be unreasonably withheld.

7.11                                 Hatch-Waxman Certifications.  If either Party (i) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abridged NDA that refers to or relies on regulatory documentation for a Product that was submitted by Rhythm to any Regulatory Authority, (ii) receives any notice of certification regarding any Patent Rights included in Camurus Patent Rights (i.e., Patent Rights Controlled by Camurus) or Rhythm Patent Rights (i.e., Patent Rights Controlled by Rhythm) pursuant to the Hatch-Waxman Act claiming that any such Patent Rights are invalid or unenforceable or claiming that the any such Patent Rights will not be infringed by the manufacture, use, marketing or sale of a product for which an ANDA is filed, or (iii) receives any equivalent or similar certification or notice in any other jurisdiction, it shall notify the other Party in writing, identifying the alleged applicant or potential applicant and furnishing the information upon which such determination is based, and provide the other Party a copy of any such notice of certification within five (5) days of receipt and the Parties’ rights and obligations with respect to any legal action as a result of such certification shall be as set forth above in Sections 7.9 or 7.10.

8                                                  CONFIDENTIALITY

8.1                                        Except to the extent expressly authorized by this Agreement including in Sections 8.3 and 8.4 or otherwise agreed in writing, each Recipient and its Affiliates and its Sublicensees and licensees in possession of Confidential Information of the Disclosing Party shall maintain such Confidential Information as confidential and use it only for the purposes of this Agreement in accordance with this Section 8. This obligation shall continue during the term of this Agreement and for a period equal to ten (10) years after the date of expiration or termination of this Agreement; provided, however, that this obligation shall continue to apply after such ten (10) year period to any Know-How, development data, other data, regulatory filings and other information disclosed, provided, licensed, transferred or otherwise made available by either Party to the other Party under this Agreement, until such time as such Know-How, development data, other data, regulatory filings and other information becomes exempt pursuant to subparagraphs (i) through (v) below. Each

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Party shall guard such Confidential Information using the same degree of care as it normally uses to guard its own confidential, proprietary information of like importance, but in any event no less than reasonable care.  Notwithstanding the foregoing, the Recipient of the categories of Confidential Information identified in Sections 1.16 (i)-(iv) inclusive shall be relieved of the confidentiality and limited use obligations of this Agreement to the extent that the Recipient establishes by written evidence that:

(i)  the Confidential Information was previously known to the Recipient from sources other than the Disclosing Party at the time of disclosure and other than under an obligation of confidentiality and non-use;

(ii) the Confidential Information was generally available to the public or otherwise part of the public domain at the time of its disclosure; or

(iii) the Confidential Information became generally available to the public or otherwise part of the public domain after its disclosure to the Recipient Party other than through any act or omission of the Recipient Party in breach of this Agreement; or

(iv) the Confidential Information is acquired in good faith in the future by the Recipient Party from a Third Party who has a lawful right to disclose such information and who is not under an obligation of confidence to the Disclosing Party with respect to such information; or

(v) the Confidential Information is subsequently developed by or on behalf of the Recipient Party without use of the Disclosing Party’s Confidential Information.

8.2                                        For clarity, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Recipient Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Recipient Party unless the combination is in the public domain or in the possession of the Recipient Party.

8.3                                        Notwithstanding the above obligations of confidentiality and non-use a Recipient may disclose Confidential Information:

(i) to a Regulatory Authority as reasonably necessary to obtain and maintain Regulatory Approval in a particular jurisdiction to the extent consistent with the licenses granted under terms of this Agreement, provided that reasonable effort will be taken to ensure confidential treatment of such information.

(ii) disclose Confidential Information: (a) to the extent such disclosure is reasonably necessary to comply with the order of a court; or (b) to the extent such disclosure is required to comply with a legal requirement, including to the extent such disclosure is required in publicly filed financial statements or other public statements or filings under rules governing a stock exchange or pursuant to

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

applicable securities laws or regulations (e.g., the rules of the United States Securities and Exchange Commission, NASDAQ, NYSE, or any other stock exchange on which securities issued by either Party may be listed); provided, to the extent possible bearing in mind such legal requirements and subject to the next subsequent sentence of this Section 8.3.(ii), such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure five (5) business days in advance of the date on which the disclosure is to be made to enable the other Party to review and provide comments, unless a shorter review time is agreed. If compliance with a legal requirement requires filing of this Agreement, the filing Party shall to the extent possible seek confidential treatment of portions of this Agreement from the relevant competent authority to the extent that such confidential treatment is available pursuant to applicable law and shall provide the other Party with a copy of the proposed filings at least five (5) business days prior to filing for the other Party to review any such proposed filing and provide comments. Each Party agrees that it will obtain its own legal advice with regard to its compliance with legal requirements and will not rely on any statements made by the other Party relating to such legal requirements; and

(iii) by filing or prosecuting Patent Rights, the filing or prosecution of which is contemplated by this Agreement, without violating Section 8.1; it being understood that publication of such filings occurs in some jurisdictions within eighteen (18) months of filing, and that such publication shall not violate the above secrecy provision.

(iv) to such Recipient’s employees, Affiliates, contractors (including clinical researchers and CMO’s), licensees, sublicensees, agents, consultants and potential business partners, as such Recipient reasonably determines is necessary to receive the benefit of the licenses and rights granted or available to it under this Agreement or to fulfill its obligations pursuant to this Agreement; provided, however, any such persons must be obligated to substantially the same extent as set forth in Section 8.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement and breach by such persons of their confidentiality obligations shall be deemed a breach by the Recipient of its confidentiality obligations hereunder.  For the avoidance of doubt, it is understood and agreed that Camurus may not disclose any Confidential Information relating to the Product to any licensee of the FC Technology without the prior written consent of Rhythm except when exercising its rights under Sections 2.4 and 3.7.

(v) (a) to its actual or potential investment bankers; (b) to existing and potential investors in connection with an offering or placement of securities for purposes of obtaining financing for its business and to actual and prospective lenders for the purpose of obtaining financing for its business and to potential licensees or sublicensees of the FC Technology or any other rights licensed to the Recipient pursuant to this Agreement; and (c) to a bona fide potential acquirer or merger partner for the purposes of evaluating entering into a merger or acquisition, provided, however, any such persons must be obligated to substantially the same extent as set forth in Section 8.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement; and

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(vi) disclose Confidential Information to its legal advisers for the purpose of seeking advice.

8.4                                        Nothing in this Section 8 restricts either Party from using or disclosing any of its own Confidential Information for any purpose whatsoever; provided that, to the extent Know-How is exclusively licensed by one Party to the other, the licensor may not continue to use and disclose such Know-How in a manner not consistent with the exclusivity of the license granted.

8.5                                        Other than the press release pertaining to this transaction that the Parties have agreed upon and attached as Exhibit 8.5 to this Agreement and save as permitted in Section 8.3:

(i) neither Party, as a Recipient, shall make any public announcement or statement to the public containing Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party.  No such public announcements or statements shall be made without the prior review and consent of the appropriate individual designated for the purpose by the other Party; and

(ii) save as may otherwise be provided herein neither Party shall mention or otherwise use the name or Trademark of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the appropriate individual designated for the purpose by the other Party.

8.6                                        With respect to public disclosure required to be made pursuant to regulatory requirements or stock exchange rules applicable to a Party, each such Party will use reasonable efforts to submit to the other Party a draft of any public announcement (“Proposed Disclosure”) directly related to the Product at least three (3) business days prior to the date on which such Party plans to make such announcement, and in any event will submit such draft to the other Party at least twenty-four (24) hours prior to the release of such Proposed Disclosure. If a Party is unable to comply with the foregoing twenty-four (24)-hour notice requirement because of a legal obligation or stock or securities exchange requirement to make more rapid disclosure, such Party will not be in breach of this Agreement but will in that case give telephone and email notice to a senior executive of the other Party and provide a draft of the Proposed Disclosure with as much notice as possible prior to the release of such announcement.  A Party that receives a draft of any Proposed Disclosure that the other Party is planning to make may not make any disclosure or public announcement of the substance or content of such Proposed Disclosure until such time as such other Party has released such Proposed Disclosure to the public.  Any draft of any Proposed Disclosure provided by one Party to the other pursuant to this Section 8.6 shall be deemed and treated as Confidential Information of the Party that is proposing to make such Proposed Disclosure.

8.7                                        Notwithstanding the foregoing Camurus shall be entitled to include the name of Rhythm within a list of collaborators.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

9                                                  REPRESENTATIONS AND WARRANTIES

9.1                                        Mutual Representations and Warranties of Camurus and Rhythm.

Each of Camurus and Rhythm hereby represents and warrants to the other Party as of the Effective Date as follows

(a)         It is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation. It has the requisite legal and company power and authority to conduct its business as presently being conducted and as proposed to be conducted by it and is duly qualified to do business in those jurisdictions where its ownership of property or the conduct of its business requires

(b)         It has all requisite legal and company power and authority to enter into this Agreement and to grant the rights described herein. All company actions on its part, its boards of directors or managers, or similar governing body and its equity holders necessary for (i) the authorization, execution, delivery and performance by it of this Agreement, and (ii) the consummation of the transactions contemplated hereby, have been duly taken.

(c)          This Agreement is a legally valid and binding obligation of it, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court or other tribunal before which any proceeding may be brought).

(d)         Each Party has and shall continue to have written contracts with all Third Parties (including employees and subcontractors) performing services on its behalf under this Agreement where such services are intended to create inventions that may be Collaboration Inventions that assign to such Party all Collaboration Inventions and rights therein.

9.2                                        Additional Representations and Warranties of Camurus.

Camurus hereby further represents and warrants to Rhythm as of the Effective Date that:

(a)         Save with respect to [           ]* that have been disclosed in writing by Camurus to Rhythm prior to the Effective Date, Camurus is not aware of any pending actions, suits or other proceedings against it or any of its Affiliates that questions the validity of any issued Camurus Platform Patents, or that otherwise relate or pertain to, any Camurus Platform IP;

(b)         Camurus is not aware that any of the Camurus Platform Patents are invalid, and Camurus is not aware of any defect in Camurus’ right, title and interest in and to the Camurus Platform Patents;

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(c)          To the extent necessary to grant Rhythm the rights provided for in this Agreement, Camurus owns or Controls sufficient rights in the Camurus Platform IP.

(d)         Camurus, to its knowledge and belief, has supplied Rhythm with all material documentation and information, possessed by Camurus or any of its Affiliates which have been requested by Rhythm [           ]*, during the course of due diligence prior to execution of this Agreement.

(e)          Camurus is not aware of any use, infringement or misappropriation of the Camurus Platform IP in derogation of the rights granted to Rhythm in this Agreement.  To the knowledge of Camurus, the practice and use of the Camurus Platform IP by Rhythm, its Affiliates or Sublicensees in the manner permitted or contemplated in this Agreement will not infringe upon, or constitute misappropriation or unauthorized use of, the Intellectual Property of any Third Party.

(f)           To the knowledge of Camurus, Camurus and its Affiliates have complied with all the requirements of all United States and foreign patent offices with respect to the filing of applications for Patent Rights in respect of the Camurus Platform Patents, including the duty of disclosure under 37 C.F.R. 1.56 and comparable provisions of foreign patent offices.

(g)          (i) To the knowledge of Camurus, Camurus and its Affiliates have complied with all the requirements of all United States and foreign patent offices to maintain the Camurus Platform Patents in full force and effect and (ii) to Camurus’ knowledge, all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates required to be filed in connection with the issued Camurus Platform Patents and pending applications for Patent Rights in respect of Camurus Platform Patents have been duly filed and the duty of disclosure under applicable patent laws have been fulfilled.

(h)         In each case in which Camurus or any of its Affiliates has acquired title to any inventions forming part of Camurus Platform Patents from any person, Camurus or any such Affiliate, as applicable, has obtained an assignment in form sufficient to transfer all rights in such inventions.

(i)             Exhibit 1.5 hereto lists all Patent Rights owned or Controlled by Camurus or any of its Affiliates on the Effective Date that cover the FC Technology.  Except for the Patent Rights listed on Exhibit 1.5 hereto, neither Camurus nor any of its Affiliates owns or Controls any Patent Rights on the Effective Date pertaining to the FC Technology.

(j)            [           ]*.

Notwithstanding anything to the contrary in this Agreement, a Party shall not be entitled to make any claims or bring any action against the other Party based on warranties or representations extended under this Agreement to the extent that the circumstances giving rise to such claim or action were known by or disclosed to the

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

claiming Party prior to the Effective Date or could reasonably have been inferred from information disclosed by the other Party.

9.3                                        Disclaimer of Warranties.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 9.1 AND SECTION 9.2 OF THIS AGREEMENT OR MANDATED BY APPLICABLE LAW (WITHOUT THE RIGHT TO WAIVE OR DISCLAIM), NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE LICENSED COMPOUNDS, PRODUCTS, ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF PERFORMANCE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS

10                                           INDEMNIFICATION

10.1                                 Indemnification by Rhythm. Subject to Sections 10. 3, 10.4 and 10.5, Rhythm shall indemnify, defend and hold harmless Camurus, its Affiliates, and its and their respective, directors, officers, employees and agents (collectively, the “Camurus Indemnified Party”) against any and all claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising out of any claim or action brought by a Third Party (collectively, “Losses”) incurred or suffered by the Camurus Indemnified Party to the extent arising out of or caused by:

(i)                                           the development, use, manufacture distribution, marketing, promotion or sale of Product by or on behalf of Rhythm or its Affiliates or Sublicensees in the Territory (including without limitation any claims based upon product liability and any claims arising from Camurus or its Affiliates provision of services under the Agreement); or

(ii)                                        the breach by Rhythm of one or more of its representations, warranties or other obligations under this Agreement;

provided, however, that Rhythm shall not be required to indemnify, hold harmless or defend any Camurus Indemnified Party against any claim brought pursuant to Section 10.2(i)  or (ii) to the extent that Camurus has an obligation to indemnify the Rhythm Indemnified Parties under Section 10.2 (i) or (ii).

10.2                                 Indemnification by Camurus. Subject to Sections 10.3, 10.4 and 10.5, Camurus shall indemnify, defend and hold harmless Rhythm, its Affiliates, and its and their respective, directors, officers, employees and agents (collectively, the “Rhythm Indemnified Party”) against any and all Losses (as defined above) incurred or suffered by the Rhythm Indemnified Party to the extent arising out of or caused by

(i)                                           the practice or use by Camurus or its Affiliates, licensees or sublicensees of the Rhythm Collaboration IP or the Joint IP; or

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(ii)                                        the breach by Camurus of one or more of its representations, warranties or other obligations under this Agreement;

provided, however, that Camurus shall not be required to indemnify, hold harmless or defend any Rhythm Indemnified Party against any claim brought pursuant to Section 10.1(i) or (ii) to the extent that Rhythm has an obligation to indemnify the Camurus Indemnified Parties under Sections 10.1(i) or (ii).

10.3                                 Notification of Liabilities/Losses. In the event that either Party intends to seek indemnification for any claim under any of Sections 10.1 or 10.2, it shall inform the other Party of the claim promptly after receiving notice of the claim.

(i)                                       In the case of a claim for which Camurus seeks indemnification under Section 10.1, Camurus shall permit Rhythm to direct and control the defence of the claim and shall provide such reasonable assistance as is reasonably requested by Rhythm (at Rhythm’s cost) in the defence of the claim; provided that nothing in this Section 10.3 shall permit Rhythm to make any admission on behalf of Camurus, or to settle any claim or litigation which would impose any financial obligations on Camurus without the prior written consent of Camurus, such consent not to be unreasonably withheld or delayed.

(ii)                                    In the case of a claim for which Rhythm seeks indemnification under Section 10.2, Rhythm shall permit Camurus to direct and control the defence of the claim and shall provide such reasonable assistance as is reasonably requested by Camurus (at Camurus’ cost) in the defence of the claim, provided always that nothing in this Clause 10.3 shall permit Camurus to make any admission on behalf of Rhythm, or to settle any claim or litigation which would impose any financial obligations on Rhythm without the prior written consent of Rhythm, such consent not to be unreasonably withheld or delayed.

10.4                                 Right to Participate in Defense. Without limiting Section 10.3, any indemnitee will be entitled to participate in, but not control, the defense of a Third Party claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the indemnitee’s own expense unless (a) the employment and reimbursement thereof has been specifically authorized by the indemnifying Party in writing, or (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with section 10.3 (in which case the indemnified Party will control the defense).

10.5                                 Cooperation. If the indemnifying Party chooses to defend or prosecute any Third Party claim, the indemnified Party will, and will cause each other indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party claim. Such cooperation will include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the indemnified Party of, records and information that are reasonably relevant to such Third Party claim, and making indemnities and other employees and agents available on a mutually convenient basis to provide additional

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the indemnified Party for all of its reasonable out-of-pocket expenses incurred in connection with such cooperation.

10.6                                 Reserved.

10.7                                 Exclusive Remedy.  Each Party agrees that its sole and exclusive remedy with respect to Losses shall be pursuant to the indemnification provisions of this Section 10.

10.8                                 Insurance.  Immediately upon the first administration of a Product to a human in the Territory by Rhythm, its Affiliates or its permitted Sublicensees, and for a period of [           ]* years after the expiration of this Agreement or the earlier termination thereof, Rhythm shall maintain Commercial General Liability Insurance and Product Liability Insurance, including contractual liability coverage, in an amount not less than [           ]* per occurrence bodily injury/property damage combined and [           ]* aggregate annually. Upon written request, the insuring Party shall provide the other Party with a certificate of insurance attesting to such coverage.  It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder.

11                                           TERM AND TERMINATION

11.1                                 Term of Agreement.

This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to other provisions of this Section 11, shall continue in full force and effect until the expiration of all Royalty Terms (the “Term”).  On a country-by-country and Product-by-Product basis, after expiration of the Royalty Term for the Product in each country in the Territory, Rhythm shall have a royalty-free, non-exclusive license to develop, make, have made, use, import, market, promote, distribute, sell, and offer for sale and otherwise exploit such Product in such country.

11.2                                 Rhythm may terminate this Agreement without cause on a Product-by-Product basis or in its entirety at any time by giving not less than three (3) months prior written notice.  Rhythm may terminate this Agreement on a Product-by-Product basis or in its entirety immediately following the withdrawal of Product from any market as a result of bona fide concerns based on specific and verifiable information that the applicable Product is unsafe for administration to humans (a “Valid Safety Issue”).  For the avoidance of doubt, the ninety (90) day notice period applicable to termination under the first sentence of this Section 11.2 shall not apply in the case of termination for a Valid Safety Issue.

11.3                                 Termination for Material Breach or Bankruptcy.

(a)         Upon the material breach by one Party under this Agreement, the other Party shall notify the breaching Party of such breach, and require that the breaching Party cure such breach within sixty (60) days (or, in the case of payment defaults, within thirty (30) days).

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(b)         In the event that a material breach by Rhythm is not cured within the applicable cure period and without limiting other available remedies, Camurus shall have the right to terminate this Agreement upon written notice within thirty (30) days thereafter and all licenses granted by Camurus to Rhythm hereunder shall terminate, subject to the terms of Section 11.4.

(c)          In the event that a material breach by Camurus is not cured within the applicable cure period and without limiting other available remedies, Rhythm shall have the right to terminate this Agreement upon written notice within thirty (30) days thereafter, and, at Rhythm’ option, all licenses granted by Camurus to Rhythm hereunder shall continue in full force and effect, subject to the continuing obligation to pay milestone payments, license fees, Royalties and sales milestones. Upon such termination by Rhythm for such Camurus material breach, (i) Camurus’ obligations hereunder to provide Know-How and other materials and information to enable the use of such licenses shall continue; (ii) Camurus’ right to use any Rhythm Development Data and Regulatory Approvals shall terminate, except in respect of rights which were previously granted by Camurus to a licensee in the Territory prior to date of such termination, and (iii) the following provisions shall also continue: Sections 2.1, 2.2, 2.3, 3.1, 3.5, 3.6, 3.8, 4, 5 and 7. Termination of this Agreement pursuant to this Section 11.3(c) will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

(d)         Either Party may, without limiting other available remedies, terminate this Agreement, in whole by notice to the other Party in the event (i) the other Party shall have become bankrupt or shall have made an assignment for the benefit of its creditors; (ii) there shall have been appointed a trustee or receiver for the other Party or for all or a substantial part of its property; or (iii) any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, and any such event shall have continued for ninety (90) days undisputed, undismissed, unbonded and/or undischarged.

(e)          Rhythm may also terminate this Agreement in accordance with the provisions of Sections 3.6 and 5.2, and if Rhythm fails to deliver notice of termination or continuation to Camurus in accordance with the time periods specified in Sections 3.6 and 5.2 then Camurus may terminate this Agreement with immediate effect by giving written notice to Rhythm.

(f)           The Parties may terminate this Agreement, at any time upon mutual written agreement of the Parties.

11.4                                 Effect of Termination.  Upon termination of this Agreement by either Party for any reason (other than termination by Rhythm pursuant to Section 11.3(c) or termination pursuant to Section 11.3(d)):

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(a)         Subject to Section 11.4(e) below, all licenses granted by Camurus to Rhythm shall terminate (including all rights to use any Camurus Platform IP);

(b)         all licenses and other rights granted Camurus to use any of the Rhythm Collaboration IP, Rhythm Development Data, Regulatory Approvals in the Territory shall continue, subject to all indemnity and other obligations of Camurus hereunder in respect thereof;

(c)          Rhythm shall discontinue Prosecution and abandon any Patent Rights claiming the Product.

(d)         Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

(e)          In the event this Agreement terminates for Rhythm’s breach or bankruptcy, the license granted in Section 2.1 shall remain in force only to the extent required for each of Rhythm’s Sublicensees at such time to continue to exercise its sublicensed rights provided, that, upon Camurus’ written request, such Sublicensee agrees in writing with Camurus (within 30 days after such written request by Camurus) that Camurus is entitled to enforce all relevant obligations under the provisions of this Agreement directly against such Sublicensee and provided further, that Rhythm shall be jointly liable with such Sublicensee to Camurus for any action or inaction of the Sublicensees under this Agreement.

(f)           In case of termination without cause, neither party shall be liable to the other party for any compensation or damages by reason of such termination of this Agreement.

11.5                                 Termination for Patent Challenge.  In the event that Rhythm or any of its Affiliates or Sublicensees commences or otherwise pursues, directly or indirectly (or voluntarily assists Third Parties to do so, other than as required by law or legal process), any proceeding seeking to have any of the Patent Rights forming part of Camurus Platform IP revoked or declared invalid, unpatentable, or unenforceable, Camurus may declare a material breach hereunder that, if not cured within the thirty (30) days after Camurus gives written notice of such material breach to Rhythm and the applicable Affiliate or Sublicensee, shall give Camurus the right to terminate this Agreement with immediate effect .

11.6                                 Surviving Provisions.  Except as otherwise provided in Section 11.3(c) and Section 11.4 above, in addition to the Sections that are expressly stated to survive termination, the following Sections of this Agreement shall survive any expiration or termination of this Agreement for any reason: Sections 1, 7.3(c), 7.3(e), 8, 9.3, 10, 11.4, 11.6 and 12.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

12                                           MISCELLANEOUS PROVISIONS

12.1                                 Consequential Damages.  IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES AS WELL AS LOST PROFITS, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE; PROVIDED, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER THE PROVISIONS OF SECTION 10 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY AND NOTHING IN THIS SECTION 12.1 IS INTENDED TO LIMIT RHYTHM’S PAYMENT OBLIGATIONS UNDER SECTION 5 OR EITHER PARTY’S OBLIGATIONS UNDER SECTION 7 OR SECTION 8.

12.2                                 Assignment.  Neither Party shall have the right to assign this Agreement, nor any of its rights hereunder, nor delegate any of its obligations hereunder, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, (i) Camurus and Rhythm may assign this Agreement to any purchaser of all or substantially all of its assets or to any successor entity resulting from any merger or consolidation of Camurus or Rhythm with or into such entity, or (ii) Camurus and Rhythm may assign this Agreement to any of its Affiliates but only for as long as such Affiliate remains an Affiliate of the assigning Party provided that such Affiliate agrees to be bound hereunder. Any attempt to assign this Agreement in breach of the foregoing shall be void. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and each of their successors and permitted assigns.

12.3                                 Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.4                                 Compliance with Laws.  Each Party shall review in good faith and cooperate in taking actions to ensure compliance of this Agreement and the Parties’ activities hereunder with all applicable laws, rules, ordinances, regulations and guidelines.  Each Party shall provide the other Party such reasonable assistance as may be required for the Party requesting such assistance to comply with all such laws, rules, ordinances, regulations and guidelines of all governmental entities, bureaus, and agencies having jurisdiction pertaining to this Agreement, including obtaining all import, export and other permits, certificates, licenses or the like required by such laws, rules, ordinances, regulations and guidelines necessary to permit the Parties to perform hereunder and to exercise their respective rights hereunder.

12.5                                 Force Majeure.  Neither Party shall be responsible or liable in any way for failure or delay in carrying out the terms of this Agreement (other than any payment or confidentiality obligations) resulting from fire, flood, other natural disasters, war, labor difficulties, interruption of transit, accident, explosion, civil commotion, and acts of any governmental authority; provided, that the Party so affected shall give prompt notice thereof to the other.  If any such cause prevents either Party from performing any of its material obligations hereunder for more than ninety (90) days,

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

the other Party may then terminate this Agreement upon thirty (30) days prior notice. Except as provided in the preceding sentence, no such failure or delay shall terminate this Agreement, and each Party shall complete its obligations hereunder as promptly as reasonably practicable following cessation of the cause or circumstances of such failure or delay

12.6                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by facsimile transmission (receipt verified), five (5) days after mailed by registered or certified air mail (return receipt requested), postage prepaid, or two (2) days after sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

If to Camurus, addressed to:

Camurus AB
att: CEO
Ideon Science Park
Sölvegatan 41
SE_223 70 Lund
Sweden
Phone: +46 46286 5730
Fax: +46 46 286 5739

If to Rhythm, addressed to:

Rhythm Pharmaceuticals, Inc.

855 Boylston Street, 11th Floor

Boston, MA  02116 USA

Attn: Chief Executive Officer

Phone:  857 264 4280

Fax:  857 264 4299

12.7                                 Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in a writing that explicitly refers to this Agreement and that is signed by a duly authorized officer of each Party.

12.8                                 Waiver.  Except to the extent otherwise expressly set forth in this Agreement, the rights and remedies of the Parties set forth herein or otherwise available at law or equity are cumulative and not alternative. No provision of this Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

12.9                                 Counterparts.  This Agreement shall be executed in two or more counterparts, each of which shall contain the signature of the Parties and all such counterparts shall

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.10                          Descriptive Headings.  The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.11                          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and the Parties shall in good faith seek to agree on an alternative provision reflecting the intent of the Parties that is enforceable.

12.12                          Entire Agreement.  This Agreement shall constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof. The Confidentiality Agreement previously entered into between the Parties shall terminate as of the Effective Date and the Parties rights and obligations in respect of the Confidential Information disclosed under the Confidentiality Agreement shall thereafter be governed by this Agreement.

12.13                          Governing Law.  Except to the extent otherwise expressly provided elsewhere in this Agreement, this Agreement and all disputes arising out of it (including non-contractual disputes) shall be governed by and interpreted in accordance with the substantive laws of England, without regard to the choice of law provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

12.14                          Dispute Resolution.

(a)         The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term of this Agreement that relate to any Party’s rights or obligations hereunder. In the event of the occurrence of any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, either Party may, by written notice to the other, have such dispute referred to its respective officer designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. If either Party desires to pursue arbitration under paragraph (b) below to resolve any such dispute, a referral to such executives under this paragraph (a) shall be a mandatory condition precedent. Said designated officers are as follows.

For Camurus: Chief Executive Officer

For Rhythm: Chief Executive Officer

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(b)         In the event that they shall be unable to resolve the dispute by executive mediation within such sixty (60) day period and do not mutually agree to extend the time for negotiation, then subject to Section 3.4 and Section 7.2(b), the dispute shall be submitted to and finally settled by binding arbitration in accordance with the procedure set forth in Sections 12.14(c)-(d).

(c)          Except with respect to actions by either Party seeking equitable or declaratory relief as described in Section 12.14(e), any claim or controversy arising in whole or in part under or in connection with this Agreement or the subject matter hereof that is not resolved pursuant to Section 12.14(b) or Section 3.4 or Section 7.2, as applicable, will be referred to and finally resolved by arbitration in accordance with the Rules of the International Chamber of Commerce (the “Rules”) as such Rules may be modified by this Agreement, by one arbitrator, who will be agreed upon by the Parties.  If the Parties are unable to agree upon a single arbitrator within thirty (30) days following the date arbitration is demanded, three arbitrators will be used, one selected by each Party within ten (10) days after the conclusion of the 30-day period and a third selected by the first two within ten (10) days thereafter.  The arbitrator(s) will resolve any discovery disputes.  Either Party may commence arbitration proceedings by notice to the other Party.  The Arbitration Institute of International Chamber of Commerce shall administer any arbitration proceeding. The place of arbitration shall be London, England. The arbitration shall be conducted in English. The award of arbitration shall be final and binding upon both Parties.

(d)         Except to the extent otherwise expressly provided in this Agreement, the arbitrator(s) will apply the laws of England.  Judgment on the award granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets.  The Parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge and jury except as expressly provided herein.

(e)          Nothing in this Section 12.14 will prevent a Party from resorting to judicial proceedings if:  (i) interim relief from a court is necessary to prevent serious and irreparable injury to such Party; or (ii) litigation is required to be filed prior to the running of the applicable statute of limitations.  The use of any alternative dispute resolution procedure will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either Party.  Despite such action the Parties shall continue to participate in good faith in the procedures specified in this Section 12.14.

12.15                          Independent Contractors.  Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall have authority to make any statements, representations, or commitments of any kind, or to take any action which shall be binding on the other Party, except as may be explicitly provided for herein or otherwise authorized in writing.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

[Remainder of Page Intentionally Left Blank - Signature Pages to Follow]

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

This Agreement has been executed in two (2) original copies of which the (Parties) have taken one (1) each. The Agreement shall come into force on the date given at the beginning of this Agreement.

For and on behalf of Camurus AB

Date:	January 4, 2016

Signed by:	/s/ Fredrik Tiberg

Full name:	Fredrik Tiberg

Position:	President & CEO

For and on behalf of Rhythm Pharmaceuticals, Inc.

Date:	January 4, 2016

Signed by :	/s/ Bart Henderson

Full name:	Bart Henderson

Position:	President

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

EXHIBIT 1.5
CAMURUS PLATFORM IP PATENT RIGHTS

Short title (ref no.)	Filed in (main jurisdictions)	Granted in	Patent #
[ ]*

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

EXHIBIT 1.7
CAMURUS TRADEMARKS

Trademarks	Country	Classes	Registration number
[ ]*

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

EXHIBIT 1.19
DEVELOPMENT PLAN

See Attachment

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

[           ]*

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

EXHIBIT 7.2 (c)
EXPERT’S DETERMINATION

1.                                               Any matter or dispute to be determined by an expert under Section 7.2(c) of this Agreement (“Expert”) shall be referred to a person suitably qualified to determine that particular matter or dispute who shall be nominated jointly by the Parties or, failing agreement between the Parties within twenty (20) Business Days of a written request by either Party to the other seeking to initiate the Expert’s decision procedure, either party may request the President for the time being of the Association of the British Pharmaceutical Industry or any successor body to it to nominate the Expert.

2.                                               The Parties shall, within fourteen (14) days of the appointment of the Expert, meet with him/her in order to agree a program for oral and written submissions.

3.                                               In all cases the terms of appointment of the Expert by whomsoever appointed shall include:

3.1                                        a commitment by the Parties to share equally the Expert’s fee;

3.2                                        a requirement on the Expert to act fairly as between the Parties and according to the principles of natural justice;

3.3                                        intentionally omitted;

3.4                                        a commitment by the Parties to supply to the Expert the submissions the subject of paragraph 2 and all such assistance, documents and information as he/she may require for the purpose of his or her determination.

3.5                                        a commitment by the Parties that all negotiations connected with the dispute shall be conducted in confidence and without prejudice to the rights of the parties in any future proceedings.

4.                                               The Expert shall, within forty-five (45) days of his/her appointment, give a written decision which shall contain a factual analysis, his/her conclusions and the reasons for his/her conclusions.

5.                                               The Expert’s decision shall be final and binding on the Parties (save in the case of manifest error).

6.                                               The Parties expressly acknowledge and agree that they do not intend the reference to the Expert to constitute an arbitration within the scope of any arbitration legislation, the Expert’s decision is not a quasi judicial procedure and the Parties shall have no right of appeal against the Expert’s decision except as provided in Paragraph 5.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

EXHIBIT 8.5
PRESS RELEASE

13                                           Rhythm and Camurus Announce License Agreement for Extended Release FluidCrystal Setmelanotide

BOSTON and LUND, Sweden, January 5, 2016— Rhythm and Camurus announced today a license agreement for the use of Camurus’ drug delivery technology, FluidCrystal®, to formulate setmelanotide (RM-493), Rhythm’s novel melanocortin-4 receptor (MC4R) agonist. Under the terms of the agreement, Camurus has granted Rhythm a worldwide license to the FluidCrystal technology to formulate setmelanotide and to develop, manufacture, and commercialize this new formulation that has the potential for once-weekly dosing, administered as a subcutaneous injection. Rhythm plans to initiate a Phase I clinical trial with the setmelanotide FluidCrystal formulation after completing GMP manufacturing.

“We have developed a setmelanotide formulation with Camurus with an impressive sustained-duration profile,” said Bart Henderson, President of Rhythm. “We believe this new formulation will provide a significant benefit to patients, improving compliance and ease of use with once-weekly dosing.”

“The partnership with Rhythm follows the formulation development and preclinical assessment of this compelling drug candidate based on our FluidCrystal Injection depot technology,” said Fredrik Tiberg, President and CEO of Camurus. “Rhythm’s setmelanotide represents a novel approach to treating patients suffering from life-threatening obesity due to these rare and serious genetic disorders.”

The license granted to Rhythm is specific to the FluidCrystal technology incorporating setmelanotide. The formulation has been developed in a collaboration between the companies. Under the terms of the license agreement, Rhythm is responsible for manufacturing, development, and commercialization of the setmelanotide FluidCrystal formulation worldwide. Camurus is eligible to receive an upfront payment and progressive payments of approximately $65 million, of which the majority are sales milestones. In addition, Camurus is eligible to receive tiered, mid to mid-high, single digit royalties on future sales of the product.

About Setmelanotide (RM-493)

Setmelanotide is a potent, first-in-class MC4R agonist in development for the treatment of obesity caused by genetic deficiencies in the MC4 pathway, a key pathway in humans that regulates energy expenditure, homeostasis, and appetite. The critical role of the MC4 pathway in weight regulation was validated with the discovery that single genetic defects along this pathway result in early-onset and severe obesity. A Phase 2 setmelanotide trial is ongoing for the treatment of Prader-Willi syndrome (PWS), a rare genetic disorder that causes life-threatening obesity. Recent scientific evidence implicates defects in the MC4 pathway as the likely cause of the weight and appetite abnormalities in PWS. A second Phase 2 trial is ongoing for the treatment of pro-opiomelanocortin (POMC) deficiency obesity, a very rare, life-threatening genetic disorder of the MC4 pathway associated with unrelenting appetite and obesity.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

About FluidCrystal Injection Depot

The FluidCrystal Injection depot delivers therapeutic levels of drug substance over extended periods—tunable from days to months—from a single injection. While traditional depot therapeutics comprise complicated microsphere technology, Camurus’ depot offers a liquid solution that transforms into a controlled release liquid crystal gel matrix in situ on contact with minute quantities of aqueous fluid at site of injection. The FluidCrystal delivery system overcomes traditional side effects associated with high initial drug release on injection (drug burst) and poor drug stability by effectively encapsulating the drug compound in the nanopores of the depot matrix throughout the entire process from injection until final degradation. This, together with the ready-to-use product design, makes the system highly suitable for sustained parenteral delivery of peptides and proteins. FluidCrystal is a registered trademark of Camurus AB.

About Rhythm (www.rhythmtx.com)

Rhythm is a biopharmaceutical company focused on developing peptide therapeutics for the treatment of rare genetic deficiencies that result in life-threatening metabolic disorders. Rhythm’s lead peptide product candidate is setmelanotide, a first-in-class melanocortin 4 receptor (MC4R) agonist for the treatment of rare genetic disorders of obesity. The company is based in Boston, Massachusetts.

About Camurus

Camurus is a Swedish research-based pharmaceutical company committed to developing and commercializing innovative and differentiated medicines for the treatment of severe and chronic conditions. New drug products with best-in-class potential are conceived based on the proprietary FluidCrystal® drug delivery technologies and an extensive R&D expertise. Camurus’ clinical pipeline includes products for treatment of cancer, endocrine diseases, pain, and addiction, developed in-house and in collaboration with international pharmaceutical companies. The company’s share is listed on Nasdaq Stockholm under the ticker “CAMX.” For more information, visit www.camurus.com.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED. OMITTED PORTIONS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED